Filed Pursuant to Rule 424(b)(2)
Registration No. 333-282710

PROSPECTUS SUPPLEMENT

(To prospectus dated December 9, 2024)

THE BANK OF NEW YORK MELLON CORPORATION

Senior Medium-Term Notes Series J

Senior Subordinated Medium-Term Notes Series K

Due One Year or Longer from Date of Issue

We may offer from time to time our medium-term notes as a class of our debt securities entitled either Senior Medium-Term Notes Series J (the “Senior Notes”) or Senior Subordinated Medium-Term Notes Series K (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”). Each Note will include the following terms, unless different terms are described in the applicable pricing supplement:

•	Payment of principal of and interest on the Senior Notes will be senior to the Senior Subordinated Notes.

•

Payment of principal of the Senior Notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization, or following a payment default on the Senior Notes, and there is no right of acceleration upon a default in the performance of any of our other covenants in the related indenture.

•

Payment of principal of the Senior Subordinated Notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization, and there is no right of acceleration of this payment upon a payment default on the Senior Subordinated Notes or in the performance of any of our other covenants in the related indenture.

•	Interest payments on Fixed Rate Notes on the days during the term of the Notes specified in the applicable pricing supplement.

•	Interest payments on Floating Rate Notes on a monthly, quarterly, semi-annual or annual basis.

•	Redemption or repayment provisions, whether mandatory, at our option, at the option of the holders or none at all.

•	Minimum denominations of $2,000 or integral multiples of $1,000.

•	Book-entry through The Depository Trust Company or, if specified in an applicable pricing supplement, another depositary.

•

Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a Spread or multiplied by a Spread Multiplier: Compounded SOFR; CMT Rate; Commercial Paper Rate; Federal Funds Rate; Prime Rate; Treasury Rate; and such other Base Rate or Rates as may be set forth in the applicable pricing supplement.

•	Whether a Floating Rate Note is a Regular Floating Rate Note, a Fixed Rate/Floating Rate Note, a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note.

See “Risk Factors” beginning on page S-3 to read about factors you should consider before investing in any Notes.

We will specify final terms for the Notes in the applicable pricing supplement, which may be different from the terms described in this prospectus supplement. If the Notes are to be denominated in a foreign currency (including the Euro), then certain provisions with respect thereto will be set forth in a foreign currency supplement and the applicable pricing supplement.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement and the accompanying prospectus may be used in the initial sale of Notes. In addition, the Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus supplement and the accompanying prospectus in connection with a market-making transaction involving the Notes after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

We may sell the Notes to the Agents referred to below as principals for resale at varying or fixed offering prices or through the Agents as agents using their best efforts on our behalf. Unless otherwise specified in the applicable pricing supplement, the price to the public for the Notes will be 100% of their principal amount. Commissions and discounts in respect of the Notes will be negotiated between the applicable Agent and us prior to the time of sale of such Notes and set forth in the applicable pricing supplement. We may also sell the Notes directly to investors and other purchasers on our own behalf where we are authorized to do so.

Barclays	BNY Mellon Capital Markets, LLC
BofA Securities	Citigroup
Deutsche Bank Securities	Goldman Sachs & Co. LLC
J.P. Morgan	Morgan Stanley
UBS Investment Bank	Wells Fargo Securities

The date of this prospectus supplement is December 9, 2024.

PROSPECTUS SUPPLEMENT

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. NEITHER WE NOR ANY OF THE AGENTS HAVE AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND NEITHER WE NOR ANY OF THE AGENTS TAKE ANY RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS SUPPLEMENT, A RELATED PRICING SUPPLEMENT OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. THIS PROSPECTUS SUPPLEMENT WITH THE ACCOMPANYING PROSPECTUS AND THE RELATED PRICING SUPPLEMENT IS AN OFFER TO SELL ONLY THE NOTES OFFERED HEREBY. NEITHER WE NOR THE AGENTS ARE MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT,

THE ACCOMPANYING PROSPECTUS AND PRICING SUPPLEMENTS

This prospectus supplement sets forth certain terms of the Notes that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or additional to the information in that prospectus.

Each time we offer and sell Notes, we will furnish a pricing supplement with this prospectus supplement. The pricing supplement will contain the specific description of the Notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent it contains information that is different from or additional to the information contained in this prospectus supplement or the accompanying prospectus.

If you purchase your notes in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which BNY Mellon Capital Markets, LLC or another of our affiliates resells Notes that it has previously acquired from another holder. A market-making transaction in a particular Note occurs after the original sale of the Note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus and “Plan of Distribution of Medium-Term Notes (Conflicts of Interest)” below.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to the particular offering of Notes, in making your decision to invest in the Notes.

References in this prospectus supplement to the “Company”, “we”, “us” or “our” are to The Bank of New York Mellon Corporation and references in this prospectus supplement to the “Agents” are to the agents named under “Plan of Distribution of Medium-Term Notes.” In addition, references in this prospectus supplement to the “Senior Notes” shall mean Senior Medium-Term Notes Series J, references in this prospectus supplement to the “Senior Subordinated Notes” shall mean Senior Subordinated Medium-Term Notes Series K, and references in this prospectus supplement to the “Notes” shall mean the Senior Notes and the Senior Subordinated Notes.

Important—EU PRIIPs Regulation/Prohibition of Sales to EEA Retail Investors – The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Important—UK PRIIPs Regulation/Prohibition of Sales to UK Retail Investors – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement

Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the EU Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the EU PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

RISK FACTORS

Your investment in the Notes involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the Notes and others of which relate to us. We include a discussion of risk factors relating to our business and an investment in the Notes in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 (our “Form 10-K”) and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K. We may include additional discussion of risk factors in reports subsequently filed with the Securities and Exchange Commission (the “SEC”). Our Form 10-K and certain portions of the Annual Report to Shareholders are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” in the accompanying prospectus for an explanation of how to get a copy of our Form 10-K and the 2023 Annual Report to Shareholders. Additional risks related to the Notes are described below.

In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks and the risk factors discussed in our periodic reports before deciding whether an investment in the Notes is suitable for you. The Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components and interrelationships. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

RISKS RELATING TO THE COMPANY AND THE SECURITIES

We are a non-operating holding company, and as a result, are dependent on dividends from our subsidiaries and extensions of credit from our intermediate holding company to meet our obligations, including with respect to our debt securities, and to provide funds for share repurchases, payment of income taxes and payment of dividends to our stockholders.

We are a non-operating holding company, whose principal assets and sources of income are our principal U.S. bank subsidiaries—The Bank of New York Mellon and BNY Mellon, N.A.—and our other subsidiaries, including our intermediate holding company (the “IHC”). We are a legal entity separate and distinct from our banks, the IHC and other subsidiaries. Therefore, we rely primarily on dividends, interest, distributions, and other payments from our subsidiaries, including extensions of credit from the IHC, to meet our payment obligations, including with respect to our debt securities, and to provide funds for share repurchases, payment of income taxes and payment of common and preferred dividends to our stockholders, to the extent declared by our board of directors.

There are various limitations on the extent to which our banks and other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. Each of these restrictions can reduce the amount of funds available to meet our obligations. Many of our subsidiaries, including our bank subsidiaries, are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or other subsidiaries. In addition, our bank subsidiaries would not be permitted to distribute a dividend if doing so would constitute an unsafe and unsound practice or if the payment would reduce their capital to an inadequate level. Our subsidiaries may also choose to restrict dividend payments to us in order increase their own capital or liquidity levels. Our bank subsidiaries are also subject to restrictions on their ability to lend to or transact with non-bank affiliates, minimum regulatory capital and liquidity requirements, and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation,” and “Notes to Consolidated Financial Statements—Note 19—Company financial information (Parent Corporation)”, each of which is included in our 2023 Annual

Report to Shareholders filed as an exhibit to our Form 10-K (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus supplement). Further, we evaluate and manage liquidity on a legal entity basis, which may place legal and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, including us.

There are also limitations specific to the IHC’s ability to make distributions or extend credit to us. The IHC is not permitted to pay dividends to us if certain key capital and liquidity indicators are breached, and if our resolution is imminent, the committed lines of credit provided by the IHC to us will automatically terminate, with all outstanding amounts becoming due. See “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements” below.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of our banking subsidiaries, their depositors), except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The rights of holders of the Notes to benefit from those distributions will also be junior to those prior claims. Consequently, the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. A holder of the Notes should look only to our assets for payments in respect of those debt securities.

The Senior Subordinated Notes will be subordinated in right of payment to all of our Senior Indebtedness and noteholders will have limited acceleration rights under the Senior Subordinated Indenture.

The payment of the principal of and interest on the Senior Subordinated Notes will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the accompanying prospectus). In addition, the Senior Subordinated Notes may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Senior Subordinated Indenture does not limit or prohibit us from incurring Senior Indebtedness.

Payment of principal of the Senior Subordinated Notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization, and there is no right of acceleration of this payment upon a default in the payment of principal of or interest on the Senior Subordinated Notes or in the performance of any of our other covenants in the Senior Subordinated Indenture.

The Senior Notes will have limited acceleration and enforcement rights.

On December 15, 2016, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) issued a final rule (the “TLAC Rule”) establishing external total loss-absorbing capacity and related requirements for U.S. G-SIBs, including us, at the top-tier holding company level. The TLAC Rule became effective on January 1, 2019.

The TLAC Rule requires the eight U.S. G-SIBs, including us, among other things, to maintain minimum amounts of long-term debt—i.e., debt having a maturity greater than one year from issuance (“LTD”). The TLAC Rule disqualifies from eligible LTD, among other instruments, debt securities that permit acceleration for reasons other than insolvency or payment default and debt securities not governed by U.S. law. Debt securities issued prior to December 31, 2016 that would otherwise be ineligible because (i) they contain otherwise impermissible acceleration clauses or (ii) they are not governed by U.S. law are grandfathered by the TLAC Rule and are considered eligible LTD.

As a result of the final TLAC Rule, the Senior Indenture under which the Senior Notes will be issued provides that, for securities issued on or after January 30, 2017 (including the Senior Notes), the only events of default will be payment defaults that continue for a 30-day grace period and insolvency events as described in the accompanying prospectus. Any other default under or breach of the indenture or the Senior Notes will not give rise to an event of default, whether after notice, the passage of time or otherwise. As a consequence, if any such other default or breach occurs, neither the trustee nor the holders of the Senior Notes will be entitled to accelerate the maturity of the Senior Notes—that is, they will not be entitled to declare the principal of any Senior Notes to be immediately due and payable.

The limitations on events of default and acceleration rights described in the prior paragraph do not apply with regard to our senior debt securities issued prior to January 30, 2017. Therefore, if certain defaults or breaches occur, holders of our senior debt securities issued before January 30, 2017 may be able to accelerate their securities so that such securities become immediately due and payable while the holders of Senior Notes, may not be able to do so. In such an event, our obligation to repay the accelerated senior debt securities in full could adversely affect our ability to make timely payments on the Senior Notes thereafter. These limitations on the rights and remedies with respect to the Senior Notes could adversely affect the market value of the Senior Notes, especially during times of financial stress for us or our industry.

There may not be any trading market for the Notes; many factors affect the trading market for and value of the Notes.

Upon issuance, your Notes will not have an established trading market. We cannot assure you that a trading market for your Notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for and trading value of your Notes. These factors include:

•	the time remaining to the maturity of your Notes,

•	the outstanding amount of Notes with terms identical to your Notes,

•	the redemption or repayment features, if any, of your Notes, and

•	the level, direction and volatility of market interest rates generally.

You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.

Redemption may adversely affect your return on the Notes.

If your Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. In addition, if your Notes are subject to mandatory redemption, we may be required to redeem your Notes also at times when prevailing interest rates are relatively low. As a result, depending on market conditions at the time of a redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Notes being redeemed.

Any right of the Company to redeem Senior Subordinated Notes is subject to certain limitations, including any required prior approval of the Federal Reserve Board.

Our right to redeem any Senior Subordinated Notes is subject to any limitations established by the Federal Reserve Board. We may not redeem Senior Subordinated Notes without having received the prior approval of the Federal Reserve Board or other appropriate federal banking agency as required under capital rules applicable to us. We cannot assure you that the Federal Reserve Board will approve any redemption of the Senior Subordinated Notes that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans and stress tests we submit to the Federal Reserve Board and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the Federal Reserve Board may change these factors at any time.

Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your Notes. A downgrade, suspension or withdrawal of, or change in the methodology used to determine, any rating assigned by a rating agency to us or our securities, including the Notes, could cause the liquidity or trading price of the Notes to decline significantly. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed in this section on the value of your Notes.

Changes in exchange rates and exchange controls could result in a substantial loss to you.

An investment in foreign currency Notes, which are Notes denominated in a currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.

Such risks include, but are not limited to:

•	the possibility of significant market changes in rates of exchange between U.S. dollars and such specified currency;

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which we have no control and that cannot be readily foreseen. These include:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which the Notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative of fluctuations that may occur in the rate during the term of any foreign currency Note. Depreciation of the specified currency of a foreign currency Note against the U.S. dollar would result in a decrease in the effective yield of such foreign currency Note below its coupon rate and could result in a substantial loss to the investor on a U.S.-dollar basis.

It has been reported that several financial firms have entered into settlements with regulators in the United States and other countries in connection with the potential manipulation of published currency exchange rates, and regulators in the United States and other countries are continuing to investigate the potential manipulation of published currency exchange rates. If manipulation has occurred or is continuing, some published exchange rates may have been, or may be in the future, artificially lower or higher than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, Notes denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars, including the secondary market trading value of those Notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact the value of those Notes.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than the U.S. dollar at the time of payment of principal, any premium or interest on a foreign currency Note. Such exchange controls may restrict or prohibit payments of principal, any premium or interest denominated in any such specified currency.

Even if there are no actual exchange controls, it is possible that such specified currency would not be available to us when payments on such Notes are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in Notes denominated in a currency other than the U.S. dollar.

The information set forth in this prospectus supplement is directed to prospective purchasers of Notes who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of other countries regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, Notes.

Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to Notes having a specified currency other than the U.S. dollar will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The unavailability of currencies could result in a substantial loss to you.

Except as set forth below, if payment on a Note is required to be made in a specified currency other than the U.S. dollar and such currency is—

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community

—then all payments on such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment on such Note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which such Note shall have been issued.

If the specified currency of a Note is officially redenominated, other than as a result of conversion to the Euro, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such Note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The Notes will not provide for any adjustment to any amount payable under such Notes as a result of:

•	any change in the value of the specified currency of such Notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a currency other than the U.S. dollar may be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a foreign currency could result in a substantial loss to you.

The Notes will be governed by, and construed in accordance with, the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides that a judgment or decree awarded in an action based upon an obligation denominated in a currency other than the U.S. dollar will be rendered in the foreign currency of the underlying obligation. Any judgment or decree awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

One of our affiliates is the calculation agent and, as a result, potential conflicts of interest could arise.

One of our affiliates, The Bank of New York Mellon, is the calculation agent for purposes of determining, among other things, the amount of each interest payment with respect to the Floating Rate Notes. Although the calculation agent would exercise its judgment in good faith when performing its functions, potential conflicts of interest could exist between the calculation agent and you.

RISKS RELATING TO NOTES FOR WHICH THE BASE RATE IS COMPOUNDED SOFR

The Secured Overnight Financing Rate (“SOFR”) has a limited history and may be more volatile than other benchmark or market rates.

The interest rate on Compounded SOFR Notes will be based on Compounded SOFR, which is calculated based on the SOFR index, as described below. The Federal Reserve Bank of New York began to publish SOFR in April 2018. Although the Federal Reserve Bank of New York has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has a limited performance history and no actual investment based on the performance of SOFR was possible before April 2018.

Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the Notes.

Any failure of SOFR to maintain market acceptance could adversely affect Compounded SOFR Notes.

According to the Alternative Reference Rates Committee (the “ARRC”), SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any decline in market acceptance for SOFR as a benchmark for floating rate notes could adversely affect the return on and value of Compounded SOFR Notes and the price at which investors can sell Compounded SOFR Notes in the secondary market.

In addition, to the extent market acceptance for SOFR as a benchmark for floating rate notes that are similar or comparable to Compounded SOFR Notes declines, the trading price of Compounded SOFR Notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of Compounded SOFR Notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in Compounded SOFR Notes may not be able to sell Compounded SOFR Notes at all or may not be able to sell Compounded SOFR Notes at prices that will provide them with a return comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The interest rate on Compounded Notes will be based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

For each Interest Period (as defined below), the interest rate on Compounded SOFR Notes will be based on Compounded SOFR, which is calculated using the SOFR Index (as defined herein) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Medium-Term Notes—Compounded SOFR Notes,” not the SOFR rate published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on Compounded SOFR Notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the Notes on the Interest Payment Date for such Interest Period.

In addition, the method for calculating an interest rate based upon SOFR in market precedents varies. If the methodology for calculating the SOFR Index or the specific formula for Compounded SOFR rate used in Compounded SOFR Notes changes, or if the market were to adopt a different calculation method for floating rate notes that are similar or comparable to Compounded SOFR Notes, it could adversely affect the liquidity and market value of Compounded SOFR Notes.

Compounded SOFR with respect to a particular Interest Period will only be capable of being determined near the end of the relevant interest period.

The level of Compounded SOFR applicable to a particular Interest Period and, therefore, the amount of interest payable with respect to such Interest Period will be determined on the Interest Determination Date (as defined herein) for such Interest Period. Because each such date is near the end of such Interest Period, you will not know the amount of interest payable with respect to a particular Interest Period until shortly prior to the related Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade Compounded SOFR Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of Compounded SOFR Notes.

The SOFR Index may be modified or discontinued and Compounded SOFR Notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of Compounded SOFR Notes.

The SOFR Index is published by the Federal Reserve Bank of New York. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on Compounded SOFR Notes and the liquidity and the trading prices of Compounded SOFR Notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Interest Period has been determined.

If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined herein) have occurred in respect of the SOFR Index, then the interest rate on Compounded SOFR Notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement”, as further described under “Description of the Medium-Term Notes—Compounded SOFR Notes.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the ARRC), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us or our designee. In addition, the terms of Compounded SOFR Notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “Interest Period”, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on Compounded SOFR Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Notes in connection with a Benchmark Transition Event, could adversely affect the value of Compounded SOFR Notes, the return on Compounded SOFR Notes and the price at which you can sell such Notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of Compounded SOFR Notes, the return on Compounded SOFR Notes and the price at which you can sell Compounded SOFR Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect Compounded SOFR Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for Compounded SOFR Notes linked to the Benchmark

Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We or our designee will make certain determinations with respect to Compounded SOFR Notes, which determinations may adversely affect Compounded SOFR Notes.

We or our designee will make certain determinations with respect to Compounded SOFR Notes as further described under “Description of the Medium-Term Notes—Compounded SOFR Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to Compounded SOFR Notes in our or our designee’s sole discretion as further described under “Description of the Medium-Term Notes—Compounded SOFR Notes.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Any of these determinations may adversely affect the value of Compounded SOFR Notes, the return on Compounded SOFR Notes and the price at which you can sell Compounded SOFR Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of Compounded SOFR Notes, the return on Compounded SOFR Notes and the price at which you can sell Compounded SOFR Notes. For further information regarding these types of determinations, see “Description of the Medium-Term Notes—Compounded SOFR Notes.”

RISKS RELATING TO REGULATORY RESOLUTION STRATEGIES AND LONG-TERM DEBT REQUIREMENTS.

Please note that in this section entitled “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements,” references to “BNY,” “we”, “us” and “our” refer only to The Bank of New York Mellon Corporation and not to its consolidated subsidiaries.

The application of our preferred resolution strategy could adversely affect our liquidity and financial condition and the holders of our unsecured debt securities (including the Notes).

Large bank holding companies must develop and submit to the Federal Reserve Board and the Federal Deposit Insurance Corporation (“FDIC”) for review plans for their rapid and orderly resolution in the event of material financial distress or failure. In 2017, in connection with our single point of entry resolution strategy under Title I of the Dodd-Frank Act, we entered into a binding support agreement with certain key subsidiaries to facilitate the provision of capital and liquidity resources to them in the event of material financial distress or failure. The support agreement requires us to transfer cash and other liquid financial assets to the IHC on an ongoing basis, subject to certain amounts retained by us to meet our near-term cash needs, in exchange for unsecured subordinated funding notes issued by the IHC as well as a committed line of credit to BNY to service our near term obligations. The support agreement requires us to transfer significant excess liquid financial assets to the IHC on an ongoing basis, which heightens our dependence on the IHC and its other subsidiaries for its funding needs. BNY’s and the IHC’s obligations under the support agreement are secured.

If our projected liquidity resources deteriorate so severely that our resolution becomes imminent, the committed line of credit the IHC provided to us will automatically terminate, with all amounts outstanding becoming due and payable, and the support agreement will require us to transfer most of our remaining assets (other than stock in subsidiaries and a cash reserve to fund bankruptcy expenses) to the IHC. As a result, during a period of severe financial stress we could become unable to meet our debt and payment obligations (including with respect to the Notes), causing us to seek protection under bankruptcy laws earlier than we otherwise would have.

If we were to become subject to a bankruptcy proceeding and our single point of entry strategy is successful, our material entities will not be subject to insolvency proceedings and their creditors would not be expected to suffer losses, while our security holders, including holders of the Notes, could face significant losses, potentially including the loss of their entire investment. In the event any of our material entities were to become subject to an insolvency proceeding while we are in resolution (or our resolution is imminent), unsecured creditors of our material entities would receive recoveries on their claims with relative priority over the unsecured claims of our creditors, including investors in the Notes, relative to the assets of BNY, IHC and the particular entity. The single point of entry strategy—in which we would be the only legal entity to enter resolution proceedings—is designed to result in greater risk of loss to holders of our unsecured senior debt securities and other securities, including the Notes, than would be the case under a different resolution strategy.

Further, if the single point of entry strategy is not successful, our liquidity and financial condition would be adversely affected and our security holders may, as a consequence, be in a worse position than if the strategy had not been implemented.

In addition, Title II of the Dodd-Frank Act established an orderly liquidation process in the event of the failure of a large systemically important financial institution, such as BNY, in order to avoid or mitigate serious adverse effects on the U.S. financial system. Specifically if BNY is in default or danger of default, and certain specified conditions are met, the FDIC may be appointed receiver under the orderly liquidation authority, and we would be resolved under that authority instead of the U.S. Bankruptcy Code.

U.S. supervisors have indicated that a single point of entry strategy may be a desirable strategy to resolve a large financial institution such as BNY under Title II in a manner that would, similar to our preferred strategy under our Title I resolution plan, impose losses on shareholders, unsecured debt holders and other unsecured creditors of the top-tier holding company, which is us in our case, while permitting the holding company’s subsidiaries to continue to operate and remain solvent. Under such a strategy, assuming we entered resolution proceedings and our subsidiaries remained solvent, losses at the subsidiary level would be absorbed by us and ultimately borne by our security holders (including holders of the Notes), while third-party creditors of our subsidiaries would not be expected to suffer losses. Accordingly, our security holders (including holders of the Notes and other unsecured creditors) could face losses in excess of what otherwise would have been the case.

DESCRIPTION OF MEDIUM-TERM NOTES

General

The Company will issue the Senior Notes under a Senior Debt Indenture, dated as of February 9, 2016, as supplemented by the supplemental indenture dated as of January 30, 2017 (the “Senior Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Senior Trustee”). The Company will issue the Senior Subordinated Notes under a Senior Subordinated Debt Indenture, dated as of February 9, 2016, as supplemented by the supplemental indenture dated as of January 30, 2017 (the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and Wilmington Trust, National Association, as trustee (the “Senior Subordinated Trustee”). The accompanying prospectus briefly outlines some of the provisions of the Indentures. If you would like more information about the Indentures, you should review them as filed with the SEC. See “Where You Can Find More Information” in the accompanying prospectus on how to locate the Indentures.

We provide information to you about the Notes in three separate documents. The first document is the accompanying prospectus, dated December 9, 2024, which provides general information concerning the Notes under “Description of Debt Securities”, some of which may not apply to a particular Note. The second document is this prospectus supplement, which also provides additional information about the Notes to supplement or replace, to the extent inconsistent, the description in the accompanying prospectus. The third document is the pricing supplement, which will provide final details about the terms of a specific Note and will be filed with the SEC about the time that the Note is sold.

This prospectus supplement includes (and the applicable pricing supplement may include) summaries of the Notes and the Indentures. If the information in this prospectus supplement or in the applicable pricing supplement differs from the terms and provisions of the Notes or the Indentures, you should in all cases rely on the terms and provisions of the Notes and the Indentures. The following description of the Notes will apply to each Note offered hereby unless otherwise specified in the applicable pricing supplement.

The Notes will be either Senior Notes or Senior Subordinated Notes (referred to in the accompanying prospectus as the “Senior Debt Securities” and the “Senior Subordinated Debt Securities,” respectively). The Senior Notes and the Senior Subordinated Notes are each a single series of debt securities under the Indenture pursuant to which they will be issued. The Indentures do not limit the amount of Senior Notes, Senior Subordinated Notes or other debt securities that we may issue in the future from time to time under the Indentures.

Each Indenture provides that we may issue debt securities in one or more series in an unlimited amount. Each series of debt securities and each specific Note may differ as to its terms and Notes of a particular series of debt securities need not be issued at the same time. The terms of any debt security of a series may differ from the terms of other debt securities of the same series. A series of debt securities may be reopened in order to issue additional debt securities of that series without the consent of the holders of the applicable series of Notes.

The Company will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof unless otherwise specified in the applicable pricing supplement.

Upon issuance, all Notes having the same issue price, Original Issue Date, Maturity Date, interest rate, redemption and repayment provisions, if any, and Interest Payment Dates will be represented by one or more global Notes, which will be registered in the name of a nominee of The Depository Trust Company, as Depositary under the Indentures (“DTC”), or, if specified in the applicable pricing supplement, in the name of another depositary. See “Book-Entry Issuance” in the accompanying prospectus for more information. Beneficial interests in the Notes will be reflected on the records of DTC; transfers of interests in the Notes can only be effected through these records. We will only issue definitive certificates for the Notes in limited circumstances, which include DTC’s ceasing to be registered as a “clearing agency” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All references in this prospectus supplement to “registered holders” or “holders” will be to DTC or its nominee or another depositary and not to owners of beneficial interests in Notes, except as otherwise provided. See “Book-Entry Issuance” in the accompanying prospectus.

Ranking

The Senior Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with other unsecured and unsubordinated indebtedness of the Company.

The Senior Subordinated Notes will be unsecured and subordinated to Senior Indebtedness of the Company as described in the accompanying prospectus under “Description of Debt Securities—Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture—Subordination of Senior Subordinated Debt Securities.” The Indentures do not limit or prohibit the incurrence of additional Senior Indebtedness.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of any Notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of The Bank of New York Mellon and BNY Mellon, N.A., their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. The rights of holders of the Notes to benefit from those distributions will also be junior to those prior claims. Consequently, the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. A holder of the Notes should look only to our assets for payments in respect of those debt securities.

Unless otherwise specified in the applicable pricing supplement, if the principal of any OID Note is declared to be due and payable immediately as described in the accompanying prospectus under “Description of Debt Securities—Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture—Subordination of Senior Subordinated Debt Securities,” the amount of principal due and payable with respect to such Note shall be its Amortized Face Amount (as hereinafter defined). See “—Optional Redemption and Optional Repayment” below.

Maturity

The Notes will mature on any day one year or longer from the date of issue, as described in the applicable pricing supplement. Each Note will also be due and payable (in whole or in part) on any earlier date on which the principal or an installment of principal of a Note becomes due and payable, whether by a declaration of acceleration, a call for redemption at our option, repayment at the option of a holder or otherwise as agreed to by the purchaser and the Company and specified in the applicable pricing supplement. The date upon which a Note is due and payable, whether the stated maturity or such earlier date, will be referred to in this prospectus supplement as the “Maturity.”

Payment of the principal of the Senior Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company, or following a payment default on such Senior Notes that continues for a 30-day grace period. As a holder of a Senior Note, you do not have a right to accelerate the payment of principal of the Senior Notes if there is a default in the performance of any of our other covenants in the Senior Indenture. Payment of the principal of the Senior Subordinated Notes may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company. As a holder of a Senior Subordinated Note, you do not have a right to accelerate the payment of principal of the Senior Subordinated Notes if there is a payment default on such Senior Subordinated Notes or in our performance of any covenant contained in the Senior Subordinated Indenture. See “Description of Debt Securities—Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture—Defaults” in the accompanying prospectus.

Interest

Unless otherwise indicated in the applicable pricing supplement, each Note will bear interest from the date of original issuance (the “Original Issue Date”) at a fixed rate (a “Fixed Rate Note”), or at a floating rate (a “Floating Rate Note”) determined by reference to Compounded SOFR, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate, the Treasury Rate or another interest rate basis, plus or minus a Spread (as hereinafter defined) or multiplied by a Spread Multiplier (as hereinafter defined), which will be set forth in that pricing supplement. The Notes may also bear interest at any combination of fixed and floating rates until the principal thereof is paid or made available for payment. See “—Fixed Rate Notes” and “—Floating Rate Notes” below. We may also issue discounted securities (bearing no interest (“Zero-Coupon Notes”) or interest at rates that at the time of issuance are below market rates), at a discount from the principal amount payable at its stated maturity (“OID Notes”). Zero-Coupon Notes will provide that upon redemption or acceleration of the maturity thereof an amount that is less than the stated principal amounts shall become due and payable.

Payment of Principal and Interest

Interest, if any, will be payable as specified in this prospectus supplement. Interest payable and punctually paid or duly provided for on any date on which interest is payable (an “Interest Payment Date”) and on the stated maturity date (or New Maturity Date or Extended Maturity Date, each as hereinafter defined) or upon earlier redemption or repayment (such stated maturity date, New Maturity Date, Extended Maturity Date or date of redemption or repayment, as the case may be, being collectively hereinafter referred to as the “Maturity Date”), or on a later date on which payment may be made hereunder in respect of such Interest Payment Date, will be paid to the person in whose name a Note is registered at the close of business on the Regular Record Date (as hereinafter defined) next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date (as set forth in the applicable pricing supplement) between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on an Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

We will make payments of principal, premium, if any, and interest with respect to the Notes in U.S. dollars unless otherwise stated in the applicable pricing supplement.

If the Notes are to be denominated in a foreign currency (including the Euro), then certain provisions with respect thereto will be set forth in the applicable pricing supplement. The foreign currencies in which Notes may be denominated or by which amounts due on the Notes may be calculated could be issued by member states of the European Union which have not yet replaced their currencies with the Euro but may do so in the future.

We will pay any administrative costs incurred by banks in connection with transmitting payments of principal, interest or premium by wire transfer. However, any tax, assessment or governmental charge imposed upon payments will be borne by owners of beneficial interests in Notes.

Paying Agent, Security Registrar and Transfer Agent

The initial Paying Agent, Security Registrar and Transfer Agent for the Notes are The Bank of New York Mellon, our affiliate, acting through its principal corporate trust offices in The City of New York. We may vary or terminate the appointment of the Paying Agent, Security Registrar and Transfer Agent and appoint additional Paying Agents, Security Registrars and Transfer Agents or approve any change in the office through which the Paying Agent, Security Registrar or Transfer Agent acts, provided that, so long as any Notes remain outstanding, there will at all times be a Paying Agent and we will maintain one or more offices or agencies where Notes may be presented for registration of transfer and exchange.

Optional Redemption and Optional Repayment

If applicable, the circumstances under which the Notes may be redeemed at our option or repaid at the holder’s option before the stated maturity date will be set forth in the applicable pricing supplement.

If a “Redemption Commencement Date” or “Optional Redemption Date” and an “Initial Redemption Percentage” or “Redemption Price” are specified in the applicable pricing supplement, the Notes will be subject to redemption, as applicable (i) in whole, but not in part, on the Optional Redemption Date and (ii) in whole or in part, from time to time, on any date on or after the applicable Redemption Commencement Date, in each case, at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption. “Redemption Price” with respect to a Note means an amount equal to the Initial Redemption Percentage specified in the applicable pricing supplement (as adjusted by the “Annual Redemption Percentage Reduction,” if applicable, specified in the applicable pricing supplement) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the Annual Redemption Percentage Reduction (if any) specified in the applicable pricing supplement, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. If any Note is redeemed in part, a new Note of like tenor for the unredeemed portion and otherwise having the same terms as the partially redeemed Note will be issued in the name of the holder upon presentation and surrender of the partially redeemed Note.

If the applicable pricing supplement specifies that a make-whole redemption is applicable to the Notes, the Notes will be redeemable at our option, in whole or in part, at any time and from time to time, on or after a date to be specified in the applicable pricing supplement and to, but excluding, the First Par Call Date (as defined below), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus a spread to be specified in the applicable pricing supplement less (b) interest accrued to, but excluding, the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

In addition, if the applicable pricing supplement specifies that a make-whole redemption is applicable to the Notes, the applicable pricing supplement will specify whether the Notes will be redeemable at our option (i) on the First Par Call Date, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date and/or (ii) on and after a date to be specified in the applicable pricing supplement, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of the foregoing provisions relating to the optional redemption of the Notes prior to the First Par Call Date pursuant to a make-whole redemption, the following definitions shall apply:

“First Par Call Date” means the date specified in the applicable pricing supplement.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Par Call Date (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Any redemption of the Notes at our option will be in a minimum amount of $2,000 or such other minimum denomination as is specified in the applicable pricing supplement and in integral multiples of $1,000 in excess thereof (provided that any remaining principal amount thereof shall be at least $2,000 or such other minimum denomination specified in the applicable pricing supplement), and on written notice given to the holders thereof not less than 5 nor more than 30 calendar days prior to the date of redemption and in accordance with the provisions of the applicable Indenture. If any Note is redeemed in part, a new Note of like tenor for the unredeemed portion and otherwise having the same terms as the partially redeemed Note will be issued in the name of the holder upon presentation and surrender of the partially redeemed Note.

We will not redeem any Senior Subordinated Notes without having received approval of the Federal Reserve Board or other appropriate federal banking agency, if then required by the capital rules applicable to the Company. Under the capital adequacy rules currently applicable to us, prior to exercising any right to redeem

Senior Subordinated Notes, we must either (i) demonstrate to the satisfaction of the Federal Reserve Board that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Senior Subordinated Notes redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 2 or Tier 1 capital under regulations of the Federal Reserve Board immediately following or concurrent with redemption. There can be no assurance that Federal Reserve Board or other appropriate federal banking agency will approve any redemption of Senior Subordinated Notes that we may propose.

We will repay the Notes at the option of the holders thereof prior to their stated maturity only if one or more “Optional Repayment Dates” are specified in the applicable pricing supplement. If so specified, the Notes will be subject to repayment at the option of the holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $2,000 or such other minimum denomination as is specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $2,000 or such other minimum denomination specified in the applicable pricing supplement), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the Optional Repayment Date. For any Note to be repaid, such Note must be received, together with the notice of election form duly completed, by the Paying Agent at its office maintained for such purpose in conformity with the applicable Indenture, or in such other location as the Company selects in conformity with the applicable Indenture, not less than 10 nor more than 60 calendar days prior to the date of repayment. If any Note is repaid in part, a new Note of like tenor for the unpaid portion and otherwise having the same terms as the partially repaid Note will be issued in the name of the holder upon presentation and surrender of the partially repaid Note.

Only DTC may exercise a repayment option in respect of the global Note representing Notes issued in book-entry form. Accordingly, beneficial owners of Notes that desire to exercise their repayment option, if any, with respect to all or any portion of such Notes represented by the global Note, must instruct the participant through which they own their interest to direct DTC to exercise the repayment option on their behalf by delivering the global Note and duly completed election form to the security registrar as aforesaid. In order to ensure that the global Note and election form are received by the security registrar on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before such participant’s deadline for accepting instructions for that day. Participants may have different deadlines for accepting instructions from their customers. Accordingly, a beneficial owner should consult the participant through which it owns its interest in the global Note for the participant’s deadline for receiving payment instructions. In addition, at the time such instructions are given, each such beneficial owner will cause such participant to transfer such beneficial owner’s interest in the global Note or securities representing Notes issued in book-entry form, on DTC’s records, to the security registrar.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations, in connection with any such repayment.

We may at any time purchase Notes at any price or prices in the open market or otherwise. If we decide to purchase the Notes, they may be held or resold or, at our discretion, may be surrendered to the security registrar for cancellation.

Notwithstanding anything in this prospectus supplement to the contrary, the amount payable on an OID Note in the event of redemption or repayment prior to the stated maturity date shall be the Amortized Face Amount of such OID Note as of the date of redemption or the date of repayment, as the case may be. The “Amortized Face Amount” of an OID Note will be the amount equal to (i) the issue price set forth in the applicable pricing supplement plus (ii) that portion of the difference between the issue price and the principal amount of such Note that has accrued at the yield to maturity (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, as calculated by the Calculation Agent (as hereinafter defined), but in no event shall the Amortized Face Amount of an OID Note exceed its principal amount.

Fixed Rate Notes

Interest on the Fixed Rate Notes will be payable on each Interest Payment Date therefor, which will be the days during the term of the Notes specified in the applicable pricing supplement, and on the Maturity Date with respect to the principal then maturing. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement, the “Regular Record Date” for any Fixed Rate Note will be the calendar day fifteen days preceding each Interest Payment Date whether or not such day is a Business Day (as hereinafter defined). Notwithstanding the foregoing, unless otherwise specified in the applicable pricing supplement, the “Regular Record Date” for any Fixed Rate Note issued in book-entry or global form will be the calendar day immediately preceding each Interest Payment Date whether or not such day is a Business Day (as hereinafter defined). If any Interest Payment Date or the Maturity Date on a Fixed Rate Note falls on a day that is not a Business Day, the applicable payments may be made on the next Business Day. In such case, no interest will accrue on the amount so payable for such period of delay.

“Business Day” means, with respect to Notes denominated in U.S. dollars, any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. For Notes having a specified currency other than U.S. dollars (other than Notes denominated in Euros), “Business Day” means any day that, in the capital city of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close. For Notes denominated in Euros, “Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

Floating Rate Notes

Each Floating Rate Note will bear interest at a rate determined by reference to one or more interest rate bases (each a “Base Rate”), which may be adjusted by a Spread or Spread Multiplier (as described below). The applicable pricing supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note:

•	Compounded SOFR (a “Compounded SOFR Note”)

•	the CMT Rate (a “CMT Rate Note”)

•	the Commercial Paper Rate (a “Commercial Paper Rate Note”)

•	the Federal Funds Rate (a “Federal Funds Rate Note”)

•	the Prime Rate (a “Prime Rate Note”)

•	the Treasury Rate (a “Treasury Rate Note”) and

•	such other Base Rate or Rates as may be set forth in the applicable pricing supplement.

The interest rate with respect to each Base Rate will be determined in accordance with the applicable provisions below.

•

Unless otherwise stated, a Floating Rate Note will be designated as a “Regular Floating Rate Note.” Except as described below or in the applicable pricing supplement, such Regular Floating Rate Note will bear interest at the rate determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Spread, if any, or (b) multiplied by the applicable Spread Multiplier, if any. Except for a Compounded SOFR Note, commencing on the initial Interest Reset Date (as hereinafter defined), the interest rate for a Regular Floating Rate Note will be reset as of each Interest Reset Date.

However, for the period of time from the date of issue of a Regular Floating Rate Note until the initial Interest Reset Date, the interest rate on such Note will be the “Initial Interest Rate” specified in the applicable pricing supplement. For a Compounded SOFR Note, the interest rate applicable for each Interest Period will be determined toward the end of the applicable Interest Period. Unless stated otherwise in the applicable pricing supplement, the interest rate on a Floating Rate Note will not be less than zero.

•

If the Note is designated as a “Fixed Rate/Floating Rate Note,” then, except as described below or in the applicable pricing supplement, the interest rate for the “Floating Rate Period” specified in the applicable pricing supplement will be determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Floating Rate Period Spread, if any, or (b) multiplied by the applicable Spread Multiplier, if any. The interest rate for a Fixed Rate/Floating Rate Note will be reset as of each Interest Reset Date during the Floating Rate Period (unless the Base Rate for the Floating Rate Period is Compounded SOFR in which case the interest rate for each Interest Period during the Floating Rate Period will be determined toward the end of each applicable Interest Period). However, from the Original Issue Date of such Fixed Rate/Floating Rate Note until the commencement of the Floating Rate Period, the interest rate on such Note will be the “Interest Rate” during the “Fixed Rate Period” specified in the applicable pricing supplement. Unless stated otherwise in the applicable pricing supplement, the interest rate on a Fixed Rate/Floating Rate Note will not be less than zero during the Floating Rate Period.

•

If the Note is designated as a “Floating Rate/Fixed Rate Note,” then, except as described below or in the applicable pricing supplement, the interest rate will be determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Spread, if any, or (b) multiplied by the applicable Spread Multiplier, if any. Except for a Compounded SOFR Note, the interest rate for a Floating Rate/Fixed Rate Note will be reset as of each Interest Reset Date. However, from the Original Issue Date of such Floating Rate/Fixed Rate Note until the initial Interest Reset Date, the interest rate on such Note will be the “Initial Interest Rate” specified in the applicable pricing supplement. For a Compounded SOFR Note, the interest rate applicable for each Interest Period will be determined toward the end of the applicable Interest Period. The interest rate for the period of time between and including the “Fixed Rate Commencement Date” specified in the applicable pricing supplement and the stated maturity will be the “Fixed Interest Rate” specified in the applicable pricing supplement, unless no such rate is so specified, in which case the interest rate will be the interest rate in effect on the date immediately preceding the Fixed Rate Commencement Date. Unless stated otherwise in the applicable pricing supplement, the interest rate on a Floating Rate Note/Fixed Rate will not be less than zero during the Floating Rate Period.

•

If the Note is designated as an “Inverse Floating Rate Note,” then, except as described below or in the applicable pricing supplement, the interest rate on the Inverse Floating Rate Note will be the Fixed Interest Rate minus the rate determined by reference to the applicable Base Rate or Rates (a) plus or minus the applicable Spread, if any, or (b) multiplied by the applicable Spread Multiplier, if any. Unless stated otherwise in the applicable pricing supplement, the interest rate on the Inverse Floating Rate Note will not be less than zero. The interest rate on such Inverse Floating Rate Note will be reset as of each Interest Reset Date. However, from the Original Issue Date of such Inverse Floating Rate Note until the Interest Reset Date, the interest rate on such Note will be the “Initial Interest Rate” specified in the applicable pricing supplement.

The “Spread” is the number of basis points (100 basis points equal one percentage point) to be added to or subtracted from the related Base Rate.

Rates applicable to such Floating Rate Note. The “Spread Multiplier” is the percentage of the related Base Rate or Rates applicable to such Floating Rate Note by which such Base Rate or Rates will be multiplied to determine the applicable interest rate on such Floating Rate Note. If applicable, the “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Base Rate or Rates will be calculated. We may change the Spread, the Spread Multiplier, the Index Maturity and other variable terms of the Floating Rate Notes from time to time, but, except as described below under “—Extendible Notes,” no such change will affect any Floating Rate Note previously issued or any Floating Rate Note as to which an offer to purchase has been accepted by the Company.

The applicable pricing supplement will specify for each Floating Rate Note that is not a Compounded SOFR Note the following terms:

•	whether such Note is a “Regular Floating Rate Note,” a “Fixed Rate/Floating Rate Note,” a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note”;

•

the Fixed Rate Commencement Date, if any; the Fixed Interest Rate, if any; the Original Issue Date; the Base Rate or Rates; the Initial Interest Rate; the Interest Payment Period (as hereinafter defined); the Interest Reset Date; the Interest Reset Period (as hereinafter defined); the Interest Payment Dates, the Index Maturity, the Maturity Date, the Maximum Interest Rate or the Minimum Interest Rate (each as hereinafter defined), if any; the Spread or the Spread Multiplier, if any; the Renewal Date (as hereinafter defined), if any; if such note is a Renewable Note or an Extendible Note (each as hereinafter defined), the initial maturity date and the Final Maturity Date (as hereinafter defined); the Redemption Commencement Date, if any; the Initial Redemption Percentage, if any; the Annual Redemption Percentage Reduction, if any; defeasance provisions, if any; and Optional Repayment Dates, if any; and

•	if one or more of the applicable Base Rates is the CMT Rate, the Designated CMT Maturity Index and the Designated CMT Reuters Page will be specified.

The applicable pricing supplement will specify for each Floating Rate Note that is a Compounded SOFR Note the following terms:

•	whether such Note is a “Regular Floating Rate Note,” a “Fixed Rate/Floating Rate Note,” a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note”;

•

if the Note is designated as a “Regular Floating Rate Note” or an “Inverse Floating Rate Note,” the Original Issue Date; the Base Rate, the Interest Period; the Interest Payment Dates; the Maturity Date; the Maximum Interest Rate or the Minimum Interest Rate, if any; the Spread or the Spread Multiplier, if any; the Renewal Date, if any; if such note is a Renewable Note or an Extendible Note, the initial maturity date and the Final Maturity Date; the Redemption Commencement Date or Optional Redemption Date, if any; the Initial Redemption Percentage, if any; the Annual Redemption Percentage Reduction, if any; defeasance provisions, if any; and Optional Repayment Dates, if any.

•

if the Note is designated as a “Fixed Rate/Floating Rate Note” or a “Floating Rate/Fixed Rate Note,” the Fixed Rate Commencement Date, if any; the Fixed Rate Period; the Floating Rate Period; the Interest Rate during the Fixed Rate Period; the Interest Rate during the Floating Rate Period; the Original Issue Date; the Base Rate; the Interest Payment Dates during the Fixed Rate Period; the Interest Payment Dates during the Floating Rate Period; the Maturity Date; the Maximum Interest Rate or the Minimum Interest Rate, if any; the Floating Rate Period Spread or the Spread Multiplier, if any; the Renewal Date, if any; if such note is a Renewable Note or an Extendible Note, the initial maturity date and the Final Maturity Date; the Redemption Commencement Date and/or Optional Redemption Date, if any; the Initial Redemption Percentage, if any; the Annual Redemption Percentage Reduction, if any; defeasance provisions, if any; and Optional Repayment Dates, if any.

Unless otherwise specified in the applicable pricing supplement, the “Regular Record Date” for Floating Rate Notes with respect to any Interest Payment Date will be the fifteenth calendar day, whether or not a

Business Day, prior to such Interest Payment Date. Notwithstanding the foregoing, unless otherwise specified in the applicable pricing supplement, the “Regular Record Date” for Floating Rate Notes issued in book-entry or global form with respect to any Interest Payment Date will be the calendar day, whether or not a Business Day, immediately prior to such Interest Payment Date.

Maximum and Minimum Interest Rates. The applicable pricing supplement for a Floating Rate Note may provide that such Note has either or both of (a) a maximum limitation, or ceiling, on the rate of interest that may accrue during any interest period (a “Maximum Interest Rate”) and (b) a minimum limitation, or floor, on the rate of interest that may accrue during any interest period (a “Minimum Interest Rate”). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Interest Reset Dates. The rate of interest on each Floating Rate Note that is not a Compounded SOFR Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an “Interest Reset Period” and the first day of such Interest Reset Period, an “Interest Reset Date”), as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be as follows:

Type of Floating Rate Note	Interest Reset Date
Notes that reset daily	Each Business Day

Notes (other than Treasury Notes) that reset weekly	Wednesday of each week

Treasury Notes that reset weekly	Tuesday of each week

Notes that reset monthly	The third Wednesday of each month

Notes that reset quarterly	The third Wednesday of January, April, July and October of each year

Notes that reset annually	The third Wednesday of the one month of each year specified in the applicable pricing supplement

The rate of interest on a Floating Rate/Fixed Rate Note will not reset after the Fixed Rate Commencement Date. The rate of interest on a Fixed Rate/Floating Rate Note will not reset during the Fixed Rate Period. An Interest Reset Date that does not fall on a Business Day will be postponed to the next Business Day.

Interest Determination Dates. The Interest Determination Date for Floating Rate Notes pertaining to an Interest Reset Date will be as follows:

Type of Floating Rate Note	Interest Determination Date
Compounded SOFR	The date two U.S. Government Securities Business Days (as defined below) before each Interest Payment Date (or in the final Interest Period, before the stated maturity date, or in the case of the redemption of any Notes, before the applicable redemption date).

CMT Rate Note	Second Business Day preceding such Interest Reset Date

Commercial Paper Rate Note	Second Business Day preceding such Interest Reset Date

Federal Funds Rate Note	The Business Day preceding such Interest Reset Date

Type of Floating Rate Note	Interest Determination Date

Prime Rate Note	The Business Day preceding such Interest Reset Date

Treasury Rate Note	Day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned by the U.S. Department of Treasury, as described below

Note with two or more Base Rates (none of which is Compounded SOFR)	Second Business Day next preceding such Interest Reset Date

Treasury bills are generally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction day may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date for the Treasury Rate Note pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date with respect to a Treasury Rate Note shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the Business Day next succeeding such auction date.

Interest Payment Dates. Except as provided below or in the applicable pricing supplement, interest on each Floating Rate Note will be payable on each Interest Payment Date, which will be daily, weekly, monthly, quarterly, semiannually or annually (each, an “Interest Payment Period”), and at Maturity with respect to the principal then maturing, as follows:

Type of Floating Rate Note	Interest Payment Date
Notes with a daily, weekly or monthly Interest Payment Period	The third Wednesday of each month

Notes with a quarterly Interest Payment Period	The third Wednesday of January, April, July and October

Notes with a semi-annual Interest Payment Period	The third Wednesday of the two months of each year specified in the applicable pricing supplement

Notes with an annual Interest Payment Period	The third Wednesday of the one month of each year specified in the applicable pricing supplement

All Notes	At Maturity with respect to the principal then maturing

If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which Compounded SOFR is an applicable Base Rate and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

The amount of the interest payments on the Floating Rate Notes will equal the amount of interest accrued from and including the preceding Interest Payment Date to but, excluding, however, the next succeeding Interest Payment Date or Maturity Date.

Floating Rate Determinations and Calculations. Except as otherwise provided herein, all percentages resulting from any calculation on any Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded up, e.g., 9.876545% (or

..09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on any Floating Rate Notes will be rounded to the nearest cent (with one half cent being rounded up).

Accrued interest on a Floating Rate Note that is not a Compounded SOFR Note is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day in the applicable Interest Rate Period. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by (i) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, and (ii) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Base Rate applied, as specified in the applicable pricing supplement.

We have appointed an agent to calculate interest rates on Floating Rate Notes (the “Calculation Agent”). The Bank of New York Mellon, our affiliate, will serve as this agent unless otherwise specified in the applicable pricing supplement. Upon the request of the beneficial holder of any Floating Rate Note that is not a Compounded SOFR Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent’s determination of any interest rate will be final and binding in the absence of manifest error. The “Calculation Date” pertaining to any Interest Determination Date for a Floating Rate Note that is not a Compounded SOFR Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day next preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

Compounded SOFR Notes.

Unless otherwise specified in applicable pricing supplement, the determinations and calculations with respect to Compounded SOFR Notes are as described below.

On each Calculation Date, which for Compounded SOFR Notes shall be the Interest Determination Date relating to the applicable Interest Payment Date (or, as applicable, relating to the stated maturity date or any redemption date), the Calculation Agent will calculate the amount of accrued interest payable on the Compounded SOFR Notes for each Interest Period by multiplying (i) the outstanding principal amount of the Compounded SOFR Notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

For Notes that are designated as a “Regular Floating Rate Note” or an “Inverse Floating Rate Note,” the term “Interest Period” means, for Compounded SOFR Notes, (i) the period from and including any Interest Payment Date (or, with respect to the initial Interest Period only, from and including the Original Issue Date) to, but excluding, the next succeeding Interest Payment Date; (ii) in the case of the last such period, from and including the Interest Payment Date immediately preceding the stated maturity date to, but excluding, the stated maturity date; or (iii) in the event of any redemption of any Compounded SOFR Notes, from and including the Interest Payment Date immediately preceding the applicable redemption date to, but excluding, such redemption date.

For Notes that are designated as a “Fixed Rate/Floating Rate Note,” the term “Interest Period” means, for Compounded SOFR Notes and during the Floating Rate Period, (i) the period from and including any Interest Payment Date (or, with respect to the initial Interest Period during the Floating Rate Period only, from and including the first day of the Floating Rate Period) to, but excluding, the next succeeding Interest Payment Date; (ii) in the case of the last such period, from and including the Interest Payment Date immediately preceding the stated maturity date to, but excluding, the stated maturity date; or (iii) in the event of any redemption of any

Compounded SOFR Notes, from and including the Interest Payment Date immediately preceding the applicable redemption date to, but excluding, such redemption date.

For Notes that are designated as a “Floating Rate/Fixed Rate Note,” the term “Interest Period” means, for Compounded SOFR Notes and during the Floating Rate Period, (i) the period from and including any Interest Payment Date (or, with respect to the initial Interest Period only, from and including the Original Issue Date) to, but excluding, the next succeeding Interest Payment Date; (ii) in the case of the last such period during the Floating Rate Period, from and including the Interest Payment Date immediately preceding the last day of the Floating Rate Period to, but excluding, the last day of the Floating Rate Period; or (iii) in the event of any redemption of any Compounded SOFR Notes, from and including the Interest Payment Date immediately preceding the applicable redemption date to, but excluding, such redemption date.

The Trustee and Paying Agent shall have no responsibility or liability for calculations made by the Calculation Agent and shall be entitled to conclusively rely on the accuracy of such calculations.

Information about the Secured Overnight Financing Rate and the SOFR Index.

SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Interest Period has been determined.

Compounded SOFR

“Compounded SOFR” with respect to any Interest Period will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Interest Payment Date relating to such Interest Period (or, in the final Interest Period, preceding the stated maturity date, or, in the case of the redemption of any Compounded SOFR Notes, preceding the applicable redemption date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the stated maturity date, or in the case of the redemption of any Compounded Notes, preceding the applicable redemption date).

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to “Effect of Benchmark Transition Event” provisions described below.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, if we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Compounded SOFR Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on the Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and the Spread.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR

Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1) Benchmark Replacement. If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time (as defined herein) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.

(2) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3) Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the provisions set forth under “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

•

notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the holders of the Compounded SOFR Notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election. We may, in our sole discretion, designate any affiliate of ours or any other person to make one or more determinations, decisions or elections on a temporary or permanent basis, and we may, in our sole discretion, revoke any such designation. Any person so designated in accordance with the immediately preceding sentence will be a “designee” for purposes of these benchmark transition provisions for so long as such designation remains in effect.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other technical, administrative or operational matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on Compounded SOFR Notes for each Interest Period will be determined by the Calculation Agent as described above. The Calculation Agent will, upon the request of any holder of Compounded SOFR Notes, provide the interest rate most recently calculated with respect to the applicable Compounded SOFR Notes. All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Company and the holders of Compounded SOFR Notes. So long as Compounded SOFR is required to be determined with respect to Compounded SOFR Notes, there will at all times be a Calculation Agent. In the event that any then-acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish Compounded SOFR for any Interest Period, or that the Company proposes to remove such Calculation Agent, the Company shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

None of the Trustees, the Paying Agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustees, the Paying Agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the Trustees, the Paying Agent and the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this pricing supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this pricing supplement and reasonably required for the performance of such duties. None of the Trustees, the Paying Agent or the Calculation Agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the Trustees, the Paying Agent or the Calculation Agent be under any obligation to oversee or monitor our performance or that of our designee.

Notes for which the Base Rate is Not Compounded SOFR.

Unless otherwise specified in applicable pricing supplement, the Calculation Agent shall determine each Base Rate other than Compounded SOFR in accordance with the following provisions. For purposes of these provisions, “H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Board or any successor, and “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

CMT Rate Notes. “CMT Rate” means:

(1) if CMT FRBCMT is specified in the applicable pricing supplement, for any Interest Determination Date:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity,” for the most recent date published, having the particular Index Maturity as published in H.15 Daily Update, as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date, under the caption “Treasury Constant Maturities”, or

(b) if the rate referred to in clause (a) does not so appear in the H.15 Daily Update as of 5:00 p.m. (Eastern Time), on the particular Interest Determination Date, the most recent rate published on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that we determine in our sole discretion to be comparable to the rate which would otherwise have been published in H.15 Daily Update, or

(c) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clauses (a)-(b), the CMT Rate in effect on that Interest Determination Date, provided, however, that for a Fixed Rate/Floating Rate Note, if there was no preceding Interest Reset Date, the CMT Rate will be equal to the most recent rate that could have been determined pursuant to clauses (a)-(b).

(2) if CMT FEDCMT is specified in the applicable pricing supplement, for any Interest Determination Date:

(a) the percentage equal to the average of the yields for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) for United States Treasury securities at “constant maturity” having the particular Index Maturity as published in H.15 Daily Update as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date under the caption “Treasury Constant Maturities”, or

(b) if the rate referred to in clause (a) does not so appear in the H.15 Daily Update as of 5:00 p.m. (Eastern Time), on the particular Interest Determination Date, the average of the daily rates for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that we determine in our sole discretion to be comparable to the rate which would otherwise have been published in H.15 Daily Update, or

(c) if on the relevant Interest Determination Date, the rate cannot be determined in accordance with clauses (a)-(b), the CMT Rate in effect on that Interest Determination Date, provided, however, that for a Fixed Rate/Floating Rate Note, if there was no preceding Interest Reset Date, the CMT Rate will be equal to the most recent rate that could have been determined pursuant to clauses (a)-(b).

Commercial Paper Rate Notes. “Commercial Paper Rate” means, for any Interest Determination Date:

(1) the Money Market Yield of the rate for the most recent date published for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, as determined by us in our sole discretion, under the caption “Commercial Paper-Nonfinancial,” as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date, or

(2) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clause (1), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided, however, that for a Fixed Rate/Floating Rate Note, if there was no preceding Interest Reset Date, the Commercial Paper Rate will be equal to the most recent rate that could have been determined pursuant to clause (1).

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Federal Funds Rate Notes. “Federal Funds Rate” means, for any Interest Determination Date:

(1) the rate for U.S. dollar federal funds for the most recent date published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)” as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date, or

(2) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clause (1), the Federal Funds Rate in effect on the particular Interest Determination Date; provided, however, that for a Fixed Rate/Floating Rate Note, if there was no preceding Interest Reset Date, the Federal Funds Rate will be equal to the most recent rate that could have been determined pursuant to clause (1).

Prime Rate Notes. “Prime Rate” means, for any Interest Determination Date:

(1) the most recent rate published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, as determined by us in our sole discretion, under the caption “Bank Prime Loan” as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date, or

(2) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clause (1), the Prime Rate in effect on the particular Interest Determination Date; provided, however, that for a Fixed Rate/Floating Rate Note, if there was no preceding Interest Reset Date, the Prime Rate will be equal to the most recent rate that could have been determined pursuant to clause (1).

Treasury Rate Notes. “Treasury Rate” means, for any Interest Determination Date:

(1) the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(2) if the rate referred to in clause (1) not so published by 5:00 P.M. (Eastern Time), on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, as determined by us in our sole discretion, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”,

(3) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clauses (1)-(2), the Treasury Rate in effect on the particular Interest Determination Date; provided, however, that for a Fixed Rate/Floating Rate Note, if there was no preceding Interest Reset Date, the Treasury Rate will be equal to the most recent rate that could have been determined pursuant to clauses (1)-(2).

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Renewable Notes

We may from time to time offer Notes that will mature on an Interest Payment Date as specified in the applicable pricing supplement unless the maturity of all (or, if so indicated in such pricing supplement, a portion of) the principal amount of such Notes are renewed in accordance with the procedures described below (“Renewable Notes”). Renewable Notes will be issued in book-entry form only. If we issue any Renewable Notes, the following procedures will apply, unless otherwise specified in the applicable pricing supplement.

On the dates specified in the applicable pricing supplement (each such date, a “Renewal Date”), the maturity of a Renewable Note will be automatically extended to the next maturity date (each, a “New Maturity Date”) specified in that pricing supplement. However, the holder of a Renewable Note may elect to terminate this automatic maturity renewal by delivering a notice to such effect to the applicable Trustee and a duly appointed Paying Agent not less than 15 nor more than 30 calendar days prior to the Renewal Date. If specified in the applicable pricing supplement, a holder of a Renewable Note may elect to terminate this automatic extension with respect to less than the entire principal amount of such Renewable Note. If the applicable pricing supplement allows for a partial termination, then such termination can only occur in such a principal amount, or integral multiple in excess thereof, as is specified in that pricing supplement. Notwithstanding the foregoing, the maturity of any Renewable Note may not be extended beyond the final maturity date (the “Final Maturity Date”) specified in the applicable pricing supplement. If a holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of a Renewable Note, then such portion will become due and payable on the stated maturity date or New Maturity Date then in effect with respect to such Note, as the case may be. An election to terminate the automatic extension of the maturity of a Renewable Note is irrevocable and binding on each holder of the Note. The renewal of the maturity of a Renewable Note will not affect the interest rate applicable to such Renewable Note.

Because Renewable Notes will be issued in book-entry form only, DTC or its nominee will be the holder of such Notes and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will timely exercise a right to terminate the automatic extension with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other DTC participant or indirect participant that holds its interest in such Note to notify DTC of its desire to terminate the automatic extension of such Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other DTC participant or indirect participant through which it holds an interest in a Note to ascertain the cut-off time for receipt of such an instruction.

Extendible Notes

The Company may from time to time offer Notes and retain the option of extending the stated maturity date (“Extendible Notes”). The extension period can be for one or more whole year periods (each an “Extension Period”) but the extension period may not extend beyond the Final Maturity Date stated in the applicable pricing supplement. If the Company issues any such Extendible Notes, the following procedures will apply, unless otherwise specified in the applicable pricing supplement.

To exercise the option to extend the maturity date, we must notify the applicable Trustee and any duly appointed Paying Agent at least 45 but not more than 60 calendar days prior to the stated maturity date originally in effect with respect to an Extendible Note or, if the stated maturity date of such Note has already been extended, prior to the stated maturity date then in effect (an “Extended Maturity Date”). Then, at least 40 calendar days prior to the initial maturity date or an Extended Maturity Date the duly appointed Paying Agent will send to the registered holder of such Extendible Note a notice (the “Extension Notice”) relating to such Extension Period. The Extension Notice will state the following:

•	our election to extend the maturity of such Note;

•	the Extended Maturity Date;

•

in the case of a Fixed Rate Note, the new interest rate applicable to such Extension Period and in the case of a Floating Rate Note, the Spread or Spread Multiplier applicable to such Extension Period; and

•	the provisions, if any, for redemption during such Extension Period.

The maturity date on such Note will be extended upon the sending of the Extension Notice by the applicable duly appointed Paying Agent.

Notwithstanding the foregoing, no later than 20 calendar days before the Maturity Date for an Extendible Note (or, if such date is not a Business Day, on the immediately succeeding Business Day), we may choose to revoke the interest rate (for a Fixed Rate Note) or the Spread/Spread Multiplier (for a Floating Rate Note) stated in the Extension Notice and establish a higher interest rate or Spread/Spread Multiplier for the Extension Period. We will notify the applicable Trustee and any duly appointed Paying Agent of such higher interest rate or Spread/Spread Multiplier. Then notice of the higher interest rate or Spread/Spread Multiplier will be sent to the holder of such Note. This notice is irrevocable.

If we elect to extend the maturity of an Extendible Note, the holder may choose to have the Note repaid on the Maturity Date then in effect. The holder will receive repayment at a price equal to the principal amount of the Note plus any accrued and unpaid interest on the Note. If the holder of the Extendible Note elects to have the Note repaid, then such holder must send notice to us at least 15 calendar days (but no more than 30 calendar days) before the Maturity Date then in effect. We must receive this notice and:

•	the Note with the completed “Option to Elect Repayment” form on the back of the Note, or

•

an email, facsimile or other electronic means of transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company in the United States stating:

•	the name of the holder of the Note;

•	the principal amount of the Note;

•	the principal amount of the Note to be repaid;

•	the certificate number or a description of the tenor and terms of the Note;

•	a statement that the option to elect repayment is being exercised; and

•

a guarantee that the Note to be repaid, together with a completed “Option to Elect Repayment” form will be received by the applicable Trustee (or agent) no later than the 5th Business Day after the date of such email, facsimile or other electronic means of transmission or letter.

This email, facsimile or other electronic means of transmission or letter will only be effective if the Note and “Option to Elect Repayment” form are received by the applicable agent by the 5th Business Day. The holder of an Extendible Note may elect to have less than the aggregate principal amount of the Note repaid so long as the principal amount of the Note remaining outstanding is an authorized denomination.

Because Extendible Notes will be issued in book-entry form only, DTC or its nominee will be the holder of such Notes and therefore will be the only entity that can exercise the right of repayment. In order to ensure that DTC or its nominee will timely exercise a right to terminate the automatic extension with respect to a particular

Note, the beneficial owner of such Note must instruct the broker or other DTC participant or indirect participant that holds its interest in such Note to notify DTC of its desire to terminate the automatic extension of such Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other DTC participant or indirect participant through which it holds an interest in a Note to ascertain the cut-off time for such an instruction.

Amortizing Notes

We may from time to time offer Notes (“Amortizing Notes”) with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such Amortizing Notes.

Other Provisions; Addendum

Any provisions with respect to the Notes, including, but not limited to, the specification and determination of the Base Rate or Rates, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates or any other matter relating to the Notes, may be modified or supplemented as specified under “Other Provisions” on the face thereof or in an Addendum relating thereto, if so specified on the face of such Note and described in the applicable pricing supplement.

Governing Law

The Indentures are, and the Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

Under the Indentures, each of the Company, the Trustees and the holders of the Notes irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, the Notes or the transactions contemplated thereby.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes certain United States federal income tax consequences of owning the Notes we are offering. It applies to you only if you hold your Notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or any alternative minimum tax or tax consequences arising from the possible applicability of U.S. federal gift or estate tax laws. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a regulated investment company,

•	a person that owns Notes that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells notes as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount Note that is not qualified stated interest, each as defined below under “— Original Issue Discount — General”, you will be taxed on any interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. However, the portion of the first interest payment on your Note that represents a return of pre-issuance accrued interest (if any) will not be treated as an interest payment for United States federal income tax purposes and will accordingly not be includible in income.

Original Issue Discount

General. If you own a Note, other than a short-term Note with a term of one year or less, it would be treated as a discount Note issued at an original issue discount if the amount by which the Note’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a Note’s issue price will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A Note’s stated redemption price at maturity is the total of all payments provided by the Note that are not payments of qualified stated interest. Generally, an interest payment on a Note is qualified stated interest if it is one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the Note. There are special rules for variable rate Notes that are discussed under “—Variable Rate Notes”.

In general, your Note is not a discount Note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1⁄4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your Note would have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your Note has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the Note, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your Note’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the Note.

Generally, if your discount Note matures more than one year from its date of issue, you would include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your Note. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount Note for each day during the taxable year or portion of the taxable year that you hold your discount Note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount Note and you may vary the length of each accrual period over the term of your discount Note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount Note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount note’s adjusted issue price at the beginning of the accrual period by your Note’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your Note allocable to the accrual period.

You must determine the discount Note’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount Note’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount note’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount Note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than such initial short accrual period or such initial and final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your Note, other than any payment of qualified stated interest, and

•	your Note’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your Note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your Note after the purchase date but is greater than the amount of your Note’s adjusted issue price, as determined above under “— General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you would reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your Note by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your Note is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your note is to be made within one year of your Note’s issue date, and

•	the payment would equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment would be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your Note.

Notes Subject to Contingencies Including Optional Redemption. Your Note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your Note by assuming that the payments would be made according to a particular payment schedule if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	such schedule is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, and if such Note does not qualify as a “variable rate debt instrument”, you would include income on your Note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity, if your Note is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the Note under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note and

•	in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. You would determine the yield on your Note for the purposes of those calculations by using any date on which your Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your Note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your Note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you would redetermine the yield and maturity of your Note by treating your Note as having been retired and reissued on the date of the change in circumstances for an amount equal to your Note’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your Note using the constant-yield method described above under “— General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Notes Purchased at a Premium,” or acquisition premium.

If you make this election for your Note, then, when you apply the constant-yield method:

•	the issue price of your Note would equal your cost,

•	the issue date of your Note would be the date you acquired it, and

•	no payments on your Note would be treated as payments of qualified stated interest.

Generally, this election will apply only to the Note for which you make it; however, if the Note has amortizable bond premium, you would be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount Note, you would be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a Note or the deemed elections with respect to amortizable bond premium or market discount Notes without the consent of the Internal Revenue Service (“IRS”).

Variable Rate Notes. Your Note would be a variable rate Note if:

•	your Note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your Note provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your Note would have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your Note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate.

Your Note would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the Note or such restrictions are not reasonably expected to significantly affect the yield on the Note.

Your Note would have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your Note would not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your Note’s term would be either significantly less than or significantly greater than the average value of the rate during the final half of your Note’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your Note would also have a single qualified floating rate or an objective rate if interest on your Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate Note provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less that is described in the preceding sentence, all stated interest on your Note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your Note.

If your variable rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally would determine the interest and OID accruals on your Note by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate note,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate Note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your Note.

If your variable rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally would determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate Note would be treated, for purposes of the first three steps of the determination, as if your Note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate Note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Notes. In general, if you are an individual or other cash basis United States holder of a short-term Note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you would be required to accrue OID on short-term Notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term Note would be ordinary income to the extent of the accrued OID, which would be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term Notes, you would be required to defer deductions for interest on borrowings allocable to your short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term Note, including stated interest, in your short-term Note’s stated redemption price at maturity.

Market Discount

You would be treated as if you purchased your Note, other than a short-term Note, at a market discount, and your Note would be a market discount Note if:

•	you purchase your note for less than its issue price as determined above under “Original Issue Discount — General” and

•

the difference between the note’s stated redemption price at maturity or, in the case of a discount note, the note’s revised issue price, and the price you paid for your note is equal to or greater than 1⁄4 of 1 percent of your note’s stated redemption price at maturity multiplied by the number of complete years to the note’s maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

If your Note’s stated redemption price at maturity or, in the case of a discount Note, its revised issue price, exceeds the price you paid for the Note by less than 1⁄4 of 1 percent of the Note’s stated redemption price at maturity multiplied by the number of complete years to the Note’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount Note as ordinary income to the extent of the accrued market discount on your Note. Alternatively, you may elect to include market discount in income currently over the life of your Note. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount Note and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your Note in an amount not exceeding the accrued market discount on your Note until the maturity or disposition of your Note.

If you own a market discount Note, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the Note with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Notes Purchased at a Premium

If you purchase your Note for an amount in excess of its principal amount (or, in the case of a discount Note, in excess of the sum of all amounts payable on the Note after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess (after excluding the portion of the purchase price attributable to pre-issuance accrued interest) as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your Note by the amount of amortizable bond premium allocable to that accrual period, based on your Note’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your Note for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the Note in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your Note is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Notes

Your tax basis in your Note will generally be the cost of your Note, adjusted by:

•	adding any OID or market discount previously included in income with respect to your Note, and then

•

subtracting any payments on your Note that are not qualified stated interest payments (such as pre-issuance accrued interest that you previously received) and any amortizable bond premium to the extent that such premium either reduced interest income on your note or gave rise to a deduction on your Note.

You will generally recognize gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments, except to the extent that such amounts are a return of pre-issuance accrued interest), and your tax basis in your Note.

You will recognize capital gain or loss when you sell or retire your Note, except to the extent described above under “—Original Issue Discount—Short-Term Notes” or “—Market Discount”. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deduction of capital losses is subject to limitations.

Foreign Currency Denominated Notes

The tax treatment of Notes the interest or principal on which may be determined by reference to one or more foreign currencies will depend on the application of special rules to the particular terms of the Notes. The tax considerations relevant to such Notes will be described in an applicable pricing supplement, and each prospective purchaser should consult its tax advisor about such matters.

Renewable, Extendible and Amortizing Notes

The applicable pricing supplement will discuss any special United States federal income tax rules with respect to any Renewable Notes, Extendible Notes, Amortizing Notes, or Notes that are subject to the special tax rules applicable to contingent payment debt instruments.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder. The discussion below does not address the tax consequences to a Non-United States holder of an investment in a Note that references directly or indirectly the performance of United States equities. The tax treatment of any such Note will be discussed in the applicable pricing supplement. You are a Non-United States holder if you are the beneficial owner of a Note and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

If you are (i) a United States holder, (ii) a nonresident alien individual present in the United States for 183 days or more in a taxable year, or (iii) a Non-United States holder whose income on the Note is effectively connected with the conduct of a trade or business within the United States, this subsection does not apply to you.

Interest

This discussion assumes that the Note is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Subject to the discussions of FATCA withholding and backup withholding below, interest (including OID) on a Note that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of the Company’s outstanding stock, (ii) you are not a controlled foreign corporation that is related to the Company, actually or constructively and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a Note held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.

If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest (including OID) made to you generally will be subject to United States federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States and you satisfy the certification requirements described below.

If you engaged in a trade or business in the United States and interest (including OID) on a Note is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. Unless exempt from net income tax under an applicable income tax treaty, effectively connected interest income generally will not be subject to United States federal withholding tax if you satisfy certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI or applicable successor form. If you are a Non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Purchase, Sale and Retirement of the Notes

Subject to the discussion of backup withholding below, you generally will not be subject to United States federal income or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a Note (other than any amount representing accrued but unpaid interest or OID on the Note, which will be treated as interest and will generally be subject to the rules discussed above under “Interest”) unless:

•	you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with your conduct of a trade or business in the United States.

If you are described in the first bullet point above, you generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the second bullet point above, you will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a Non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the Notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. Documentation that you provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, the applicable withholding agent will be required to report to the IRS all payments of principal, any premium and interest on your Note, and the accrual of OID on a discount Note. In addition, the applicable withholding agent will be required to report to the IRS any payment of proceeds of the sale of your Note before maturity within the United States. Additionally, backup withholding would apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-United States holder, the applicable withholding agent will be required to report payments of interest on your Notes on IRS Form 1042-S. Payments of principal, premium or interest, including OID, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “—Non-United States Holders—Interest” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of Notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the applicable withholding agent an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of Notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (together, “Parties in Interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition and holding of the Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which the Issuer, the Calculation Agent, the Security Registrar, the Paying Agent or an Agent, or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the Notes, provided that neither the Party in Interest nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding of the Notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us, the Agents or any of their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION OF MEDIUM-TERM NOTES (CONFLICTS OF INTEREST)

We are offering the Notes on a continuous basis for sale by us to or through Barclays Capital Inc., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC, and Wells Fargo Securities, LLC or one or more other broker-dealers appointed by us from time to time pursuant to the terms of the distribution agreement relating to the offering of the Notes (the “Agents”). If we agree, an Agent will be allowed to use its reasonable best efforts, on an agency basis, to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. Commissions and discounts in respect of the Notes will be negotiated between the applicable Agent and us prior to the time of sale of such Notes and set forth in the applicable pricing supplement. We may also sell Notes directly to investors and other purchasers on our own behalf in those jurisdictions where we are permitted to do so.

Any Note sold to an Agent as principal will be purchased by such Agent from the Company at a price equal to 100% (or such other percentage as will be specified in the applicable pricing supplement) of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale for a Note of an identical maturity. An Agent may resell the Notes it has purchased from us as principal to other dealers for resale to investors less a concession equal to all or any portion of the discount it received in connection with such purchase. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), concession and discount may be changed.

We reserve the right to withdraw, cancel or modify any offer to sell Notes without notice and may reject orders in whole or in part (whether placed directly with us or through the Agents). Each Agent will have the right, in its discretion, reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

Unless otherwise provided in the applicable pricing supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement.

Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market, but no Agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but no Agent is obligated to do so and may discontinue any market making at any time.

Each Agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act or to contribute to payments that the Agents may be required to make in respect thereof. The Agents may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with an offering of Notes purchased by one or more Agents as principal on a fixed price basis, each such Agent will be permitted to engage in certain transactions that stabilize the prices of such Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. If an Agent creates a short position in such Notes (i.e., if it sells Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), such Agent may reduce that short position by purchasing Notes in the open market.

In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions once commenced will not be discontinued without notice.

We have agreed to reimburse the Agents for certain expenses. The estimated share of the Company’s total offering expenses for the Notes, excluding underwriting discounts and commissions and marketing fees, will be provided in the applicable pricing supplement.

In the ordinary course of its business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates. An affiliate of Deutsche Bank Securities Inc., one of the Agents, is the trustee under the Senior Indenture. See “Description of Debt Securities—Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture—Our Relationships with the Trustee” in the accompanying prospectus for additional information. BNY Mellon Capital Markets LLC, one of the Agents, is an affiliate of ours.

In addition, in the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and may hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the Agents or their affiliates have a lending relationship with us, certain of those Agents or their affiliates that have such a relationship routinely hedge, and certain other of those Agents or their affiliates that have such a relationship may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Agents and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of Notes offered hereby may be reduced as a result of these sales.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with FINRA and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus supplement. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus supplement will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C), as the Company will be offering securities that have been rated investment grade or in the same series as securities that have been rated investment grade. No underwriter having a Rule 5121 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Market-Making Transactions by Affiliates

The Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus supplement and the applicable pricing supplement in a market-making transaction involving the Notes after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Our affiliates, including BNY Mellon Capital Markets, LLC, are not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

The Notes to be sold in market-making transactions include Notes to be issued after the date of this prospectus supplement, as well as securities previously issued.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

Selling Restrictions

Australia

No placement document, prospectus, product disclosure statement or other disclosure document in relation to the Notes has been lodged with, or registered by, the Australian Securities and Investment Commission or the ASX Limited. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. The Company is not a reporting issuer in any province or territory of Canada, there currently is no public market in Canada for such Notes and one may never develop. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the notes outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Agents, to the extent applicable, may not be required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering contemplated by this prospectus supplement. In addition to the foregoing, by purchasing the Notes, investors in Canada will also be deemed to have acknowledged and consented to certain prescribed disclosures regarding the investors and their purchase of the Notes, which may be required to be provided to the applicable Canadian securities regulators.

The People’s Republic of China

This prospectus supplement and the accompanying prospectus have not been filed with or approved by authorities in the People’s Republic of China (the “PRC”) (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), and is not an offer of securities (whether a public offering or private placement) within the meaning of the PRC securities laws or other applicable laws and regulations of the PRC. Each underwriter has represented, warranted and agreed that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the PRC, except under circumstances that will result in compliance with any applicable laws and regulations of the PRC. Neither this prospectus supplement, the accompanying prospectus nor any other offering materials may be distributed or published in the PRC, except under circumstances that will result in compliance with any applicable laws and regulations of the PRC.

EU PRIIPs Regulation / Prospectus Regulation / Prohibition of Sales to EEA Retail Investors

No Notes which are the subject of the offering contemplated by this prospectus supplement may be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a) the	expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; or

(ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the EU Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently, no key information document required by the EU PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the EU Prospectus Regulation.

UK PRIIPs Regulation / UK Prospectus Regulation / Prohibition of Sales to UK Retail Investors

No Notes which are the subject of the offer contemplated by this prospectus supplement may be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA;

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation.

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently, no key information document required the UK PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Each Agent has represented, warranted and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The Notes have not been and will not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public with the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the Notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948) (as amended, the “FIEA”). Accordingly, neither the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as prospectuses with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes have not been and will not be circulated or distributed, nor have the Notes been or will be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulation 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore. Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore, as amended, and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations 2018”), the Company has determined, and hereby notifies all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Notes.

Each underwriter has represented and agreed that it has not offered, sold or delivered the Notes, directly or indirectly, or offered or sold the Notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the Notes, directly or indirectly, or offer or sell the Notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in any notes. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit or list the Notes to trading on the SIX Swiss Exchange Ltd. (“SIX Swiss Exchange”) or on any other regulated trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA or article 652a or article 1156 of the Swiss Federal Code of Obligations, or a listing prospectus within the meaning of the listing rules of SIX Swiss Exchange or any other regulated trading venue (exchange or multilateral trading facility) in Switzerland,, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE NOTES

The validity of the Notes is being passed upon for us by Sullivan & Cromwell LLP, New York, New York, and on behalf of the Agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP regularly performs legal services for us and our affiliates.

PROSPECTUS

The Bank of New York Mellon Corporation

$40,000,000,000

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

The Bank of New York Mellon Corporation, a Delaware corporation (also referred to as “BNY,” the “Company” or “we”), may offer and sell from time to time, in one or more series, up to $40,000,000,000, or the equivalent thereof in any other currency, of the securities listed above.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol “BK.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. The supplement may also add to, update or change information contained in this prospectus. The prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

To read about certain important factors you should consider in making an investment decision, see “Risk Factors” on page 5 of this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE DEBT SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, the Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is December 9, 2024.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus and any accompanying prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on The Bank of New York Mellon Corporation (“BNY” or the “Company”). The Company has its principal offices at 240 Greenwich Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Company has filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure, the Company may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	unsecured Debt Securities of the Company,

•	shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”),

•	depositary shares representing Preferred Stock,

•	shares of Common Stock, $0.01 par value per share, of the Company,

•	Stock Purchase Contracts of the Company,

•	Stock Purchase Units of the Company, and

•	Warrants of the Company.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units, including the Euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company directly or through dealers or agents designated from time to time, who may be affiliates of the Company. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of offering, and the net proceeds to the Company.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or are in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports incorporated by reference and filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, except as noted below):

•

Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024 (our “Form 10-K”) (including information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A of our 2024 Annual Meeting of Shareholders, filed on February 29, 2024) (SEC File No. 001-35651);

•

Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2024, filed on May 3, 2024, for the three months ended June 30, 2024, filed on August  2, 2024 and for the three months ended September 30, 2024, filed on November 1, 2024 (SEC File No. 001-35651);

•	Our Current Reports on Form 8-K, dated January 12, 2024 (only those portions filed and not furnished), March 4, 2024 (filed on March 5, 2024), March 14, 2024, March 26, 2024, April 9, 2024 (filed on

April 10, 2024), April  16, 2024 (only those portions filed and not furnished), June 12, 2024 (filed on June  18, 2024), June 28, 2024, July 12, 2024 (only those portions filed and not furnished), July  22, 2024, October  11, 2024 (only those portions filed and not furnished), November  20, 2024 and December 5, 2024 (SEC File No. 001-35651);

•

The description of The Bank of New York Mellon Corporation common stock contained in the joint proxy statement prospectus included in the Registration Statement of The Bank of New York Mellon Corporation on Form S-4 (File No. 333-140863) as filed with the SEC on February 23, 2007, and amended by Amendment No. 1 on April 2, 2007 and Amendment No. 2 on April 17, 2007, as that description may be updated from time to time; and

•

Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing, emailing or telephoning us at the following address:

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, New York 10286

Attention: Office of the Secretary

Email: CorporateSecretary@bny.com

Telephone: (212) 495-1784

THE COMPANY

The Bank of New York Mellon Corporation, a Delaware corporation (NYSE symbol: BK), is a global financial services company that manages and services assets for financial institutions, corporations and individual investors in 35 countries. BNY has three business segments, Securities Services, Market and Wealth Services and Investment and Wealth Management, which offer a comprehensive set of capabilities and deep expertise across the investment lifecycle, enabling the Company to provide solutions to buy-side and sell-side market participants, as well as leading institutional and wealth management clients globally. As of September 30, 2024, BNY had $52.1 trillion in assets under custody and/or administration, and $2.1 trillion in assets under management. “BNY” is the corporate brand of The Bank of New York Mellon Corporation.

The Company is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the Bank Holding Company Act of 1956, as amended. As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve Board.

Our principal executive office is located at 240 Greenwich Street, New York, New York 10286, telephone number: (212) 495-1784. Our website is http://www.bnymellon.com. Information on our website does not constitute part of, and is not incorporated by reference into, this prospectus or any prospectus supplement.

Unless the context requires otherwise (for example, in the descriptions of securities), when we refer to “we”, “our” or “us” in this prospectus we mean BNY and its consolidated subsidiaries.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors relating to our business contained in Part I, Item 1A of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K. Our Form 10-K and certain portions of the 2023 Annual Report to Shareholders are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of our Form 10-K and the 2023 Annual Report to Shareholders. Additional risks related to our securities may also be described in a prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements relating to future results of BNY that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “aspiration,” “objective,” “momentum”, “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements in this prospectus and the documents incorporated by reference herein.

These statements include all statements about the usefulness of Non-GAAP measures, the future results of BNY, our businesses, financial, liquidity and capital condition, results of operations, liquidity, risk and capital management and processes, goals, strategies, outlook, objectives, expectations (including those regarding our performance results, expenses, nonperforming assets, products, impacts of currency fluctuations, impacts of securities portfolio repositioning, deposits, impacts of trends on our businesses, regulatory, technology, market, economic or accounting developments and the impacts of such developments on our businesses, legal proceedings and other contingencies), human capital management (including related ambitions, objectives, aims and goals), effective tax rate, net interest income, estimates (including those regarding expenses, losses inherent in our credit portfolios and capital ratios), intentions (including those regarding our capital returns and expenses, including our investments in technology and pension expense), targets, opportunities, potential actions, acquisition and related integration activity, growth and initiatives.

These forward-looking statements, and other forward-looking statements contained in other public disclosures of BNY (including those incorporated by reference in this prospectus), are not guarantees of future results or occurrences, are inherently uncertain and are based upon beliefs and expectations of future events at the time in which such statements are made, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements in this manner, we are alerting investors to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors (some of which are beyond BNY’s control), including those factors described in “Risk Factors” in Part I, Item 1A of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K, which is incorporated by reference in this prospectus. Actual results may differ materially from those expressed or implied as a result of a number of factors, such as:

•	errors or delays in our operational and transaction processing, or those of third parties, may materially adversely affect our business, financial condition, results of operations and reputation;

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our risk management framework, models and processes may not be effective in identifying or mitigating risk and reducing the potential for losses and any inadequacy or lapse in our risk management framework, models and processes could expose us to unexpected losses that could materially adversely affect our results of operations or financial condition;

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a communications or technology disruption or failure within our infrastructure or the infrastructure of third parties that results in a loss of information, delays our ability to access information or impacts our ability to provide services to our clients may materially adversely affect our business, financial condition and results of operations;

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a cybersecurity incident, or a failure in our computer systems, networks and information, or those of third parties, could result in the theft, loss, disclosure, use or alteration of information, unauthorized access to or loss of information, or system or network failures. Any such incident or failure could adversely impact our ability to conduct our businesses, damage our reputation and cause losses;

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extensive government rulemaking, policies, regulation and supervision that impact our operations. Changes to and introduction of new rules and regulations have compelled, and in the future may compel, us to change how we manage our businesses, which could have a material adverse effect on our business, financial condition and results of operations;

•	regulatory or enforcement actions or litigation could materially adversely affect our results of operations or harm our businesses or reputation;

•	our business may be adversely affected if we are unable to attract, retain, develop and motivate employees;

•	a failure or circumvention of our controls, policies and procedures could have a material adverse effect on our business, financial condition, results of operations and reputation;

•	weakness and volatility in financial markets and the economy generally may materially adversely affect our business, financial condition and results of operations;

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we are dependent on fee-based business for a substantial majority of our revenue and our fee-based revenues could be adversely affected by slowing market activity, weak financial markets, underperformance and/or negative trends in savings rates or in investment preferences;

•	levels of and changes in interest rates have impacted, and will in the future continue to impact our profitability and capital levels, at times adversely;

•	we have experienced, and may continue to experience, unrealized or realized losses on securities related to volatile and illiquid market conditions, reducing our capital levels and/or earnings;

•	reform of interest rate benchmarks and the use of alternative reference rates by us and our clients could adversely affect our business, financial condition and results of operations;

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failure or perceived weakness of any of our significant clients or counterparties, many of whom are major financial institutions or sovereign entities, and our assumption of credit, counterparty and concentration risk, could expose us to credit losses and adversely affect our business;

•	we could incur losses if our allowance for credit losses, including loan and lending-related commitment reserves, is inadequate or if our expectations of future economic conditions deteriorate;

•	our business, financial condition and results of operations could be adversely affected if we do not effectively manage our liquidity;

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failure to satisfy regulatory standards, including “well capitalized” and “well managed” status or capital adequacy and liquidity rules more generally, could result in limitations on our activities and adversely affect our business and financial condition;

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the Company is a non-operating holding company, and as a result, is dependent on dividends from its subsidiaries and extensions of credit from its intermediate holding company to meet its obligations, including with respect to its securities, and to provide funds for share repurchases, payment of income taxes and payment of dividends to its stockholders;

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our ability to return capital to shareholders is subject to the discretion of our board of directors (the “Board”) and may be limited by U.S. banking laws and regulations, including those governing capital and capital planning, applicable provisions of Delaware law and our failure to pay full and timely dividends on our preferred stock;

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any material reduction in our credit ratings or the credit ratings of our principal bank subsidiaries, The Bank of New York Mellon, BNY Mellon, N.A. or The Bank of New York Mellon SA/NV, could increase the cost of funding and borrowing to us and our rated subsidiaries and have a material adverse effect on our business, financial condition and results of operations and on the value of the securities we issue;

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the application of our Title I preferred resolution strategy or resolution under the Title II orderly liquidation authority could adversely affect the Company’s liquidity and financial condition and the Company’s security holders;

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new lines of business, new products and services or transformational or strategic project initiatives subject us to new or additional risks, and the failure to implement these initiatives could affect our results of operations;

•	we are subject to competition in all aspects of our business, which could negatively affect our ability to maintain or increase our profitability;

•	our strategic transactions present risks and uncertainties and could have an adverse effect on our business, financial condition and results of operations;

•	our businesses may be negatively affected by adverse events, publicity, government scrutiny or other reputational harm;

•	ESG concerns, including climate change, could adversely affect our business, affect client activity levels, subject us to additional regulatory requirements and damage our reputation;

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impacts from geopolitical events, acts of terrorism, natural disasters, the physical effects of climate change, pandemics and other similar events may have a negative impact on our business and operations;

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tax law changes or challenges to our tax positions with respect to historical transactions may adversely affect our net income, effective tax rate and our overall results of operations and financial condition; and,

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changes in accounting standards governing the preparation of our financial statements and future events could have a material impact on our reported financial condition, results of operations, cash flows and other financial data.

Investors should not place undue reliance on any forward-looking statement and should consider all risk factors discussed in our 2023 Annual Report to Shareholders and any subsequent reports filed with the SEC by BNY pursuant to the Exchange Act. All forward-looking statements speak only as of the date on which such statements are made, and BNY undertakes no obligation to update any statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt; common stock repurchases and other capital distributions, such as common and preferred stock dividends; the redemption of preferred stock; investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

The Company will not receive any proceeds from the sale of any securities in connection with market-making transactions by BNY Mellon Capital Markets, LLC or any other affiliate of the Company.

DESCRIPTION OF DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities to be issued by the Company (sometimes referred to as the “Debt Securities” in this “Description of Debt Securities”) sets forth certain general terms and provisions. The particular terms of Debt Securities of any series will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the Debt Securities of the series are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities of the series;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which Debt Securities of the series will be issued;

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the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the Debt Securities of the series will be payable;

•	the rate or rates per annum at which the Debt Securities of the series will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

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if Debt Securities of the series are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

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the place or places where the principal of (and premium, if any, on) and interest, if any, on the Debt Securities of the series will be payable and the manner in which any payment may be made, if other than in accordance with the applicable procedures of the applicable depositary for Debt Securities issued in global form;

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the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

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the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the Debt Securities of the series will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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the currency, currencies, composite currency, composite currencies or currency units in which payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be payable, if other than the currency of the United States of America, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

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if the principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series is to be payable, at the election of the Company or a holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such series of Debt Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of (or premium, if any, on) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

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the index, formula or other method, if any, with reference to which the amount of any payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be determined;

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if the principal amount payable at the Stated Maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be the principal amount of such Debt Securities as of any such date for any purpose, including the principal amount which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

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the portion of the principal amount of the Debt Securities of the series that will be payable upon declaration of acceleration of the maturity thereof, if other than the entire principal amount thereof;

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the terms, if any, relating to the issuance, payment or conversion of any Debt Securities of the series that may be converted into securities or other property other than Debt Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

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any addition to, elimination of or other change in the Events of Default or, in the case of Senior Subordinated Debt Securities, Defaults, that apply to the Debt Securities of the series and any change in the rights of the trustee or the required holders of Debt Securities to declare the principal thereof due and payable;

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whether either or both of the provisions of the Applicable Indenture (as defined below) described under “—Legal Defeasance and Covenant Defeasance” will be applicable to the Debt Securities of the series;

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if Debt Securities are sold for one or more foreign currencies, composite currencies, or currency units, or principal, interest or premium are payable in one or more foreign currencies, composite currencies, or currency units, the restrictions, elections, tax consequences and other information regarding the issue and one or more foreign currencies, composite currencies, or currency units;

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if the Debt Securities are Senior Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Senior Subordinated Debt Securities;

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any change in the actions permitted or required to be taken by or on behalf of the holders of the Debt Securities of the series, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific Debt Securities of the series rather than or in addition to the holders of all Debt Securities of the series;

•	the remarketing or extension features, if any, of the Debt Securities of the series;

•	any addition to, elimination of or other change in the covenants that apply to the Debt Securities of the series or, in the case of Senior Debt Securities, in the definition of “Covenant Breach”; and

•	any other material terms of the Debt Securities of the series.

The terms of any Debt Security of a series may differ from the terms of other Debt Securities of the same series. The matters referenced above may be established and set forth or determined as described with respect to all or any specific Debt Securities of a series (in each case to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)).

Unless otherwise stated in a prospectus supplement, the Debt Securities of each series will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of (and premium, if any, on) and interest, if any, on the Debt Securities of any series and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

The Senior Debt Securities may be issued in one or more series under the Senior Debt Indenture, dated as of February 9, 2016, between BNY and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the First Supplemental Senior Debt Indenture, dated as of January 30, 2017, as further supplemented from time to time (the “Senior Indenture”). The Senior Subordinated Debt Securities may be issued in one or more series under the Senior Subordinated Debt Indenture, dated as of February 9, 2016, between BNY and Wilmington Trust, National Association, as Trustee, as supplemented by the First Supplemental Senior Subordinated Debt Indenture, dated as of January 30, 2017, as further supplemented from time to time (the “Senior Subordinated Indenture”).

The Bank of New York Mellon, our affiliate, has been appointed as, and will act as, paying agent, authenticating agent and security registrar under each of the Senior Indenture and the Senior Subordinated Indenture, unless otherwise stated in a prospectus supplement.

The Senior Indenture and the Senior Subordinated Indenture are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. The Debt Securities of each series will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Board or a committee thereof or officers’ certificate. The Trustee on the applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the following summaries do not purport to be complete and are qualified in their entirety by reference to the Indentures.

Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Senior Debt Securities issued by the Company will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. As of September 30, 2024, indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $30.1 billion. As of September 30, 2024, no indebtedness of the Company would have ranked senior to the Senior Debt Securities. The Senior Subordinated Debt Securities issued by the Company will be unsecured subordinated obligations of the Company.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in a prospectus supplement:

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principal of (and premium, if any, on) and interest, if any, on the Debt Securities issued by the Company will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of the Company maintained for such purpose (which, as of the date of this prospectus, will be the office or agency of The Bank of New York Mellon in the Borough of Manhattan, The City of New York), except that, at the option of the Company, interest may be paid (i) by mailing a check to the address of the Person entitled thereto as it appears in the security register or (ii) by wire transfer in immediately available funds at the place and to the account as the Person entitled thereto may designate, as specified in the security register in writing not less than ten business days before the interest payment date, and provided that payment on Debt Securities issued as global Debt Securities may be made pursuant to the applicable depositary’s applicable procedures (Sections 202, 305 and 1002);

•	the Debt Securities of each series will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302); and

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we will not pay any additional amounts on the notes to compensate any holder or beneficial owner for any United States tax withheld from payments of principal or interest on the Debt Securities. (Section 1001)

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Debt Securities may be issued with original issue discount if they are sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus or pricing supplement relating thereto. (Section 101)

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States federal income tax, accounting and other considerations applicable thereto will be described in the prospectus or pricing supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency, currencies, composite currency, composite currencies or currency units other than the currency of the United States of America, if the principal of (or premium, if any, on) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a holder thereof, in any currency, currencies, composite currency, composite currencies or currency units other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of (or premium, if any, on) or interest, if any, on the Debt Securities of any series, special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus or pricing supplement relating thereto.

The Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “—Modification of the Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of (and premium, if any, on) and interest, if any, on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. No payments on account of principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing either a default in any payment with respect to Senior Indebtedness or any event of default permitting the holders of any Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which such Senior Indebtedness would otherwise have become due and payable, or if any judicial proceeding shall be pending with respect to any such default. However, none of the foregoing will prevent the satisfaction of any sinking fund payment with respect to certain Securities, as described in the Senior Subordinated Indenture, which have been acquired prior to such default. (Article Thirteen of the Senior Subordinated Indenture)

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities.

Unless otherwise specified in the prospectus supplement relating to Senior Subordinated Debt Securities of a particular series offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as (a) all indebtedness and obligations of, or guaranteed or assumed by, the Company that are for borrowed money, or are evidenced by bonds, debentures, notes or other similar instruments, or are deferred obligations for the payment of the purchase price of property or assets, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, (b) obligations of the Company that are similar to those in clause (a) above and arise from off-balance sheet guarantees and direct credit substitutes, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and (c) all obligations of the Company associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and, in the case of each of clauses (a), (b) and (c) above, all amendments, renewals, extensions, modifications and refunding of such indebtedness and obligations. However, in each case Senior Indebtedness shall not include (i) the Senior Subordinated Debt Securities, (ii) the Existing Senior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture), (iii) the Existing Junior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture) and (iv) such other indebtedness of the Company as is by its terms expressly stated (A) not to be senior in right of payment to, or (B) to rank pari passu with, or (C) to rank junior in right of payment to, the Securities or the other securities referred to in clause (ii). (Section 101 of the Senior Subordinated Indenture)

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other.

As of September 30, 2024, indebtedness of the Company that would have been senior to the Senior Subordinated Debt Securities totaled approximately $30.1 billion.

A Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities but subordinate to other obligations of the Company. When issued, the Senior Debt Securities will constitute Senior Indebtedness.

In addition, the Senior Subordinated Debt Securities may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into securities or other property other than Debt Securities of the same series. The provisions necessary to permit or facilitate the issuance, payment or conversion of such Debt Securities of any series will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to any Senior Debt Securities, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Senior Debt Securities under Section 1005 of the Senior Indenture (and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Indenture for the benefit of the holders of such Senior Debt Securities) and the consequences of the occurrence of a Covenant Breach (with respect to Section 1005 of the Senior Indenture and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Indenture), and, if applicable, any Event of Default specified pursuant to Section 501(7) of the Senior Indenture.

If applicable to Senior Subordinated Debt Securities, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Senior Subordinated Debt Securities under any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Subordinated Indenture for the benefit of the holders of such Senior Subordinated Debt Securities, the occurrence of an event specified in Section 503(c) of the Senior Subordinated Indenture (with respect to any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Subordinated Indenture), and, if applicable, pursuant to Section 501(3) of the Senior Subordinated Indenture will not result in a Default, and the provisions described under “—Subordination of Senior Subordinated Debt Securities” will cease to apply.

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of (A) money in an amount, (B) U.S. Government Obligations that, through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, (C) other obligations or arrangements as may be specified in the applicable prospectus supplement with respect to the such Debt Securities, or (D) a combination thereof, in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge (i) the principal of (and premium, if any, on) and interest, if any, on such Debt Securities to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Debt Securities on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable federal income tax law, in any such case after the date of the Applicable Indenture.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, there will not be a Covenant Breach or any Event of Default under the Senior Debt Securities and there will not be a Default under the Senior Subordinated Debt Securities with respect to the covenants or events noted in the description of covenant defeasance. (Article 13 of the Senior Indenture and Article 14 of the Senior Subordinated Indenture)

A prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary) nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board or any Intermediate Subsidiary, as the case may be, and evidenced by a duly adopted resolution thereof and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, will not preclude the Bank from being consolidated with or merged into another banking corporation organized under the laws of the United States, any State thereof or the District of Columbia, if after such merger or consolidation the Company (or any successor thereto in a permissible merger) and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default or Covenant Breach and no event which would become an Event of Default or Covenant Breach shall have occurred and be continuing. The Company further covenants that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly or indirectly by the Company, free and clear of any security interest. (Section 1005 of the Senior Indenture) “Voting Stock” means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the Senior Indenture)

Defaults

Solely for the purposes of this section “—Defaults” and solely with respect to the Senior Debt Securities, the term “series” refers to Senior Debt Securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

The Senior Indenture

The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	default for 30 days in payment of interest on any Senior Debt Security of that series;

•	default for 30 days in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

•	certain events of bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501)

If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of the Company) occurs with respect to the Senior Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series on behalf of the holders of all Senior Debt Securities of such series.

If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company occurs with respect to the Senior Debt Securities of any series, the principal amount of all the Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. (Sections 502 and 513)

The Senior Indenture defines a Covenant Breach with respect to any series of Senior Debt Securities as any one of the following events:

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series; or

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Debt Securities other than Senior Debt Securities of that series) and continuance of such default or breach for 90 days after due notice. (Section 101)

For Senior Debt Securities, acceleration will not be permitted for reasons other than a specified payment default or insolvency event that constitutes an Event of Default in respect of such Senior Debt Securities. Neither the Trustee nor any holders of such Senior Debt Securities will have any enforcement right or other remedy in respect of covenant breaches except as described below.

The Senior Subordinated Indenture

The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to Senior Subordinated Debt Securities of that series. (Section 501)

If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company occurs with respect to the Senior Subordinated Debt Securities of any series, the principal amount of all the Senior Subordinated Debt Securities of that series (or in the case of any Senior Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Subordinated Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of the Company) occurs with respect to the Senior Subordinated Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Subordinated Debt Securities of that series (or in the case of any Senior Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Subordinated Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of any series on behalf of the holders of all Senior Subordinated Debt Securities of such series. (Sections 502 and 513)

The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default with respect to that series;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Subordinated Debt Securities other than Senior Subordinated Debt Securities of that series) and continuance of such default or breach for 90 days after due notice; or

•	any other Default provided with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

For Senior Subordinated Debt Securities, acceleration will not be permitted for reasons other than certain events of bankruptcy, insolvency or reorganization of the Company that constitute Events of Default; neither the Trustee nor any holders of the Senior Subordinated Debt Securities will have any enforcement right or other remedy in respect of any other defaults under or breach of the Senior Subordinated Indenture or any Senior Subordinated Debt Securities except as described below. In addition, all the remedies available upon the occurrence of an Event of Default under the Senior Subordinated Indenture will be subject to the restrictions on the Senior Subordinated Debt Securities described above under “—Subordination of Senior Subordinated Debt Securities”

The Indentures

The Indentures provide that, if a default occurs with respect to Debt Securities of any series, within 90 days after the receipt by the applicable Trustee of written notice of a default, the applicable trustee will deliver to the holders of Debt Securities of that series notice of such default if uncured and not waived as and to the extent provided by the Trust Indenture Act; provided that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security of such series or payment of any sinking fund installment with respect to the Debt Securities of such series, the Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of notice is in the best interest of the holders of the Debt Securities of such series. In addition, under the Senior Indenture, such notice shall not be given until 90 days after the occurrence of a default with respect to outstanding Senior Debt Securities of any series or breach of a covenant in the Senior Indenture (other than for a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Senior Debt Security of such series or payment of any sinking fund installment with respect to the Senior Debt Securities of such series). The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or Covenant Breach (or any event which, after notice or lapse of time or both, would become an Event of Default or Covenant Breach) or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602)

The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603) The Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512)

Modification of the Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things:

•	evidencing the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company;

•	adding to the covenants of the Company for the benefit of the holders of all or any Debt Securities of any series;

•

conveying, transferring, assigning, mortgaging or pledging any property to or with the Trustee, or securing the Debt Securities of any series, or providing for guarantees of the Debt Securities of any series;

•	surrendering any right or power conferred on the Company in the Applicable Indenture with respect to the Debt Securities of any series;

•

adding any additional Events of Default for the benefit of the holders of all or any Debt Securities of any series, and, under the Senior Subordinated Debt Indenture, adding additional Defaults for the benefit of all or any Senior Subordinated Debt Securities of any series;

•	adding or changing any provisions to permit or facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

•

adding to, changing or eliminating any of the provisions of the Indentures (including, without limitation, the covenants and Events of Default and Defaults (as applicable)), provided that any such addition, change or elimination shall not apply to any outstanding Debt Securities nor modify the rights of any holder of any such outstanding Debt Securities, or shall become effective only when there is no Debt Security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	establishing the form or terms of Debt Securities of any series;

•

evidencing and providing for the acceptance of appointment under the Indentures by a successor Trustee with respect to the Debt Securities of one or more series and adding to or changing any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts under the Indentures by more than one Trustee;

•	complying with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Applicable Indenture under the Trust Indenture Act;

•

adding to or changing any of the provisions of the Indentures with respect to any Debt Securities that by their terms may be converted into securities or other property other than Debt Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Debt Securities;

•	complying with the rules of any applicable depositary;

•

supplementing any of the provisions in the applicable Indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge or covenant defeasance of any Debt Securities provided, in each case, that any such action shall not adversely affect the interests of the holders of Debt Securities or any other Debt Securities in any material respect; or

•

curing an ambiguity, correcting or supplementing any provision of the Applicable Indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the Applicable Indenture, not adversely affecting the interests of the holders of record of any Debt Securities in any material respect.

In addition, modification and amendments of each Indenture may be made by the Company and the Trustee under the Applicable Indenture, with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series, except that no such supplemental indenture may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

•	reduce the amount of principal of an original issue discount Debt Security or any other Security which would be payable upon acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any Debt Security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of (or premium, if any, on) or interest, if any, on, any Debt Security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

•

if any Debt Security provides that the holder may require the Company to convert such Debt Security, impair such holder’s right to require conversion of such Debt Security on the terms provided therein;

•

reduce the percentage in principal amount of any outstanding Debt Securities, the consent of whose holders is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

•	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

•	in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The Indentures provide, however, that each of the amendments and modifications listed in the first ten items above and, in the case of the Senior Subordinated Indenture the eleventh item above, may be made with respect to all or any specific Debt Securities of any series with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture)

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of any of the Debt Securities under either of the Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company, provided that:

•	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

•	the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the Indentures;

•

after giving effect to the transaction no Event of Default or Covenant Breach, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default or Covenant Breach, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801)

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person. (Section 802)

Sections 801 and 802 of the Indentures do not apply to conveyances, transfers or leases of the Company’s assets substantially as an entirety to one or more Subsidiaries.

Our Relationships with the Trustees

Deutsche Bank Trust Company Americas is the trustee under the Senior Indenture. Wilmington Trust, National Association is the trustee under the Senior Subordinated Indenture. We and certain of our subsidiaries, including The Bank of New York Mellon, maintain banking relations with the trustees in the ordinary course of business.

In addition, affiliates of Deutsche Bank Trust Company Americas have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. Such Trustee may have to resign if a default occurs with respect to the Senior Debt Securities within one year after any offering of our securities underwritten by an affiliate of such Trustee, such as Deutsche Bank Securities Inc., since such Trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that event, except in very limited circumstances, such Trustee would be required to resign as Trustee under the Senior Indenture and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. During the period of time until a successor is appointed, such Trustee will have both (a) duties to holders of Debt Securities under the Senior Indenture and (b) a conflicting interest under the Senior Indenture for purposes of the Trust Indenture Act. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of the relevant Senior Debt Securities.

In addition, each applicable Trustee can resign for any reason with 30 days’ notice, and we would be required to appoint a successor trustee. If within one year of such resignation, no successor Trustee has been appointed by the Company the holders of a majority in principal of the outstanding amount of Debt Securities of such series may appoint a successor Trustee. If no applicable successor Trustee with respect to the Debt Securities of any series is appointed by the Company or the holders of Debt Securities of such series, a holder of Debt Securities of such series who has been a bona fide holder for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series. If the applicable Trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The applicable Trustee will remain the trustee under the Applicable Indenture until a successor is appointed.

Outstanding Debt Securities

The Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Applicable Indenture, as of any date:

•

the portion of the principal amount of an original issue discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of such date upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default;

•

if, as of such date, the principal amount payable at the maturity of a Debt Security is not determinable, the principal amount of such Debt Security that will be deemed to be outstanding will be the amount as specified or determined as contemplated by Section 301 of the Applicable Indenture;

•

the portion of the principal amount of a Debt Security denominated in one or more foreign currencies, composite currencies or currency units that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on such date as contemplated by Section 301 of the Applicable Indenture, of the principal amount of such Debt Security (or, in the case of an original issue discount Debt Security, the amount determined as provided in the two items immediately above); and

•	Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall not be deemed to be outstanding. (Section 101)

Governing Law

The Indentures are, and the Debt Securities will be, governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

Under the Indentures, each of the Company, the Trustees and the holders of the Debt Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, the Debt Securities or the transactions contemplated thereby.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock of the Company. The particular terms of any series of Preferred Stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value;

•	number of shares or fractional interests therein;

•	any dividend, liquidation, redemption, voting and other rights;

•	if applicable, the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or Debt Securities;

•	the securities exchanges, if any, on which such Preferred Stock is to be listed; and

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designations relating to the series of the Preferred Stock, the applicable provisions of the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws and the Delaware General Corporation Law for a complete statement of the terms and rights of that series of Preferred Stock. That Certificate of Designations will be filed with the SEC promptly after the offering of the series of Preferred Stock.

General

Under the Company’s Restated Certificate of Incorporation, the Company is authorized to issue up to 3,600,000,000 shares of capital stock of which 3,500,000,000 shares shall be Common Stock, par value $0.01 per share, and 100,000,000 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share. The Preferred Stock may be issued in one or more series and the Board will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. The holders of the Company’s Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. The holders of the Company’s Preferred Stock, if any, may have a priority over the holders of the Company’s Common Stock in the event of liquidation or dissolution.

Rank

Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock. All shares of Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Designations for these purposes, the term “equity securities” will not include Debt Securities convertible into or exchangeable for equity securities.

In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of the Company (or a duly authorized committee of the Board) out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board (or a duly authorized committee of the Board). Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to rules and policies established by the Federal Reserve Board. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K, and Part I, “Item 1. Business—Supervision and Regulation” in our Form 10-K for the year ended December 31, 2023, both of which are incorporated herein by reference (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus).

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

A series of Preferred Stock may be convertible into shares of another series of Preferred Stock or Common Stock. The prospectus supplement for any series of Preferred Stock will state the terms, if any, of such conversion rights.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at a specified time or times to exchange such shares for Common Stock or Debt Securities of the Company. The terms of any such exchange and any such Debt Securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board or by any other method determined to be equitable by the Board.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Our right to redeem the Preferred Stock once issued is subject to the prior approval of the Federal Reserve Board or any successor appropriate federal banking agency as required under the capital rules applicable to us. We cannot assure you that the Federal Reserve Board or any successor appropriate federal banking agency will approve any redemption of the Preferred Stock that we may propose. Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Preferred Stock, we must either (i) demonstrate to the satisfaction of the Federal Reserve Board that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 1 capital under regulations of the Federal Reserve Board immediately following or concurrent with redemption.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under the Federal Reserve Board’s regulations implementing the Bank Holding Company Act, if any holder of any series of preferred stock is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise exercises a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. The following description and any description of the Deposit Agreement, Depositary Receipt and Depositary Shares in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Depositary Agreement and form of Depositary Receipt, which we will file with the SEC (and incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part) in connection with the offering of Depositary Shares.

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders, when, as and if declared by the Board.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or Debt Securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or Debt Securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designations) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designations. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such

Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement may be terminated immediately and without notice if (i) all outstanding Depositary Shares have been redeemed; or (ii) if applicable, each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares; or (iv) with the consent of the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series; or (v) the Depositary materially breaches any of its obligations with regard to the treatment of personal information (as defined in the Depositary Agreement).

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward to the holders of the depositary shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the depositary shares or the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 3,500,000,000 shares of Common Stock, par value $0.01 per share. The Common Stock is listed on the New York Stock Exchange under the symbol “BK.”

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board out of any funds legally available therefor, subject to the preferences applicable to any outstanding Preferred Stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including The Bank of New York Mellon, BNY Mellon, N.A. and Pershing LLC, to pay dividends or otherwise transfer funds to it,

•

is also subject to rules and policies established by the Federal Reserve Board. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K, which is incorporated by reference, and Part I, “Item 1. Business—Supervision and Regulation” in our Form 10-K for the year ended December 31, 2023 (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus), and

•

will be prohibited, subject to certain restrictions, in the event that we do not declare and pay in full preferred dividends for the then-current dividend period of our Series A preferred stock or the last preceding dividend period of our Series F preferred stock, Series G preferred stock, Series H preferred stock and Series I preferred stock.

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the independent Chair or Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the independent Chair or Lead Director) promptly after the certification of the stockholder vote.

The Corporate Governance, Nominating and Social Responsibility Committee (the “CGNSR Committee”) will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. If, because of recusals, the CGNSR Committee is unable to meet and consider the issue with a quorum of its members participating in the discussion, the Board may assign the issue to another committee consisting solely of independent directors. In considering whether to accept or reject the tendered resignation, the CGNSR Committee (or other committee to which the matter is assigned) will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members.

The Board will act on the CGNSR Committee’s recommendation (or the recommendation of such other committee to which the matter is assigned) no later than 90 days following the certification of the election in question. In considering the recommendation of the CGNSR Committee, the Board will consider the factors considered by the CGNSR Committee (or such other committee) and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose such decision (and, if applicable, the reasons for rejecting the tendered resignation) in a Current Report on Form 8-K filed with the SEC. If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors of the Company (including holders of the Company’s Debt Securities) and holders of any Preferred Stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

Computershare Trust Company, N.A., is the Transfer Agent and Registrar for the Common Stock of the Company. Computershare, Inc. is the Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of Delaware Law and the Company’s Amended and Restated By-Laws

We are also subject to Section 203 of the DGCL. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, the Board approves either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•	the business combination is approved by the Board and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

Under the provisions of the statute, a corporation can expressly elect not to be governed by the business combination provisions in its Restated Certificate of Incorporation or Amended and Restated By-Laws, but, as of the date of this prospectus, the Company has not done so. (DGCL § 203)

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to nomination by stockholders of candidates for election as directors. In general, written notice with regard to a stockholder nominee for the board of directors must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or such election is to take place, as the case may be, or (2) 30 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made.

The notice associated with a stockholder nominee for the board of directors must also provide certain information set forth in the Company’s Amended and Restated By-Laws. Pursuant to Rule 14a-8 under the Exchange Act, the Board is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual(s) at the stockholders meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires. In addition, the Company’s Amended and Restated By-Laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to proposals by stockholders to be brought before a meeting of stockholders. In general, written notice of a proposal by stockholders to be brought before an annual meeting must be received by the Secretary of the Company not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented, or (2) 10 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting. Matters to be considered and brought before any special meeting of stockholders (including in the case of a stockholder requested special meeting) are limited to such matters that may be brought properly before such meeting as set forth in the Company’s Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws set forth the information that must be provided in connection with any proposal by stockholders to be brought before a meeting of the stockholders. In general, the advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, and certain information regarding the proposing stockholder, including the name and address of the stockholder, the class and number of shares of the Company’s capital stock beneficially owned by each such stockholder, a representation that such stockholder will be a holder of record of the Company’s common stock who is entitled to vote at the meeting on the date of the meeting and that such stockholder will appear in person or by proxy at the meeting to present such proposal(s), the name and address of any beneficial owners of the Company’s common stock on whose behalf such business is to be presented, the reasons for conducting the business at the meeting and any material interest of the stockholder or any such beneficial owner in the business proposed at the meeting, information on any agreement, arrangement or understanding (including any hedging, derivative or other similar transactions, regardless of the form of settlement) that is in place or has been entered into by or for the benefit of such stockholder or any such beneficial owner with respect to the Company’s securities, debt instruments or credit ratings within the prior six months preceding the date of delivery of the stockholder’s notice, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings of the Company or to increase or decrease the voting power of such stockholder or any such beneficial owner, and if so, a summary of the material terms thereof, and a representation that the stockholder or any such beneficial owner intends, or is part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act)) that intends to (i) deliver a proxy statement to, and solicit proxies from, holders of at least the percentage of voting power of all of the shares of capital stock of the Company required under applicable law to approve the proposal or (ii) otherwise solicit proxies from stockholders in support of such proposal in compliance with applicable legal requirements.

Our Amended and Restated By-Laws provide stockholders holding an aggregate “net long position” (as defined in the Amended and Restated By-Laws) representing at least 20% of the outstanding Common Stock of the Company the right to request that the Secretary of the Company call a special meeting of stockholders. The amendments also set forth the requirements and procedures of such a stockholder special meeting request, including with respect to (i) when multiple requests will be considered together, (ii) the information required when submitting a request, (iii) limitations on when requests may be made, (iv) the time for holding a special meeting following a request and (v) the appropriate scope of business at any meeting held pursuant to a request.

Our Amended and Restated By-Laws also provide that vacancies on the Board may only be filled by a majority of directors then remaining in office, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, Preferred Stock or Depositary Shares, as applicable, at a future date or dates. The price per share of Common Stock, Preferred Stock or per Depositary Share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as parts of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, junior subordinated debentures, Preferred Stock, Common Stock or Depositary Shares of the Company, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Stock, Depositary Shares or Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, Preferred Stock, Depositary Shares or Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in a prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Preferred Stock, Depositary Shares or other securities registered under the registration statement of which this prospectus forms a part (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise specified in the prospectus supplement relating to an offering of a particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC, or its successor, acts as depositary (in the United States) or for which either Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, sociéte anonyme, or its successor, which we refer to as Clearstream, Luxembourg, acts as depositary (outside of the United States). If there are any changes from this summary, they will appear in a prospectus supplement.

DTC

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s partnership nominee) for the Book Entry Securities, representing the aggregate principal amount of Debt Securities, or the total number of shares of Preferred Stock or Depositary Shares or the other securities, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that Global Certificate to the accounts of its participants.

You will be required to make your initial payment for the Debt Securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

The Company will pay principal of, and premium, interest or dividends on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant paying agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time. If an issue of Book Entry Securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest, as applicable, in the foreign currency in which the Book Entry Securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the Book Entry Securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the Book Entry Security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

Global Certificates are generally not transferable. A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a)

DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

(b)	we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c)	in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or Covenant Breach.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities. In the event definitive securities are issued, (i) holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of the applicable security registrar. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer and (ii) any moneys we pay to our paying agents for the payment of principal and interest on a Debt Security that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee (or agent) and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security or Preferred Stock certificates representing such Debt Security or Preferred Stock will be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee (or agent) as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

We have been advised by Clearstream, Luxembourg and Euroclear, respectively, as follows:

•	As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law.

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

•

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Book Entry Securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

•

Distributions with respect to the Book Entry Securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•

As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

•

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Book Entry Securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to Book Entry Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding Book Entry Securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Book Entry Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Book Entry Securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Book Entry Securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Book Entry Securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the procedures described above and such procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system as well as Clearstream, Luxembourg and Euroclear and their respective book-entry systems has been obtained from sources that the Company believes to be accurate, but the Company assumes no responsibility for the accuracy thereof. The Company does not have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or participants therein of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Securities offered by the Company

The securities to be offered by the Company may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company, the Company may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers and their affiliates and associates may engage in transactions with, or perform services for, the Company and/or any of its affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, The Bank of New York Mellon, BNY Mellon, N.A., Pershing LLC and other subsidiaries of the Company in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates that have such a relationship routinely hedge, and certain other of those underwriters or their affiliates that have such a relationship may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debt securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with FINRA and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Market-Making Transactions by Affiliates

The Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and the applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Our affiliates, including BNY Mellon Capital Markets, LLC, are not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Sullivan & Cromwell LLP, New York, New York, and for the underwriters, dealer or agent, as the case may be, by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has in the past represented the Company and its affiliates and continues to represent the Company and its affiliates on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Senior Medium-Term Notes Series J

Senior Subordinated Medium-Term Notes Series K

Due One Year or Longer from Date of Issue

PROSPECTUS SUPPLEMENT

Barclays

BNY Mellon Capital Markets, LLC

BofA Securities

Citigroup

Deutsche Bank Securities

Goldman Sachs & Co. LLC

J.P. Morgan

Morgan Stanley

UBS Investment Bank

Wells Fargo Securities

December 9, 2024